UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material Pursuant to § 240.14a-12
ACV AUCTIONS INC.
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2025 PROXY STATEMENT

JEEP COMPASS
Audio Motor Profile
Virtual Lift
New Recording

April 17, 2025

On behalf of the Board of Directors, it is our pleasure to invite you to the Annual Meeting of Shareholders of ACV Auctions Inc. on May 28, 2025 at 4:00 p.m., Eastern Time. The Annual Meeting will be held in a virtual-only meeting format, via live webcast. Registration to attend the Annual Meeting is available at www.proxydocs.com/ACVA. The Notice of Annual Meeting of Shareholders and the Proxy Statement contain details of the business to be conducted during the Annual Meeting.

In 2024, the ACV team continued to execute on our mission to transform the automotive industry, resulting in strong financial performance and market share gains, while delivering best-in-class services to our dealer and commercial partners. We also continue to invest in growing our ACV team to further expand our nationwide footprint and enhance ACV’s differentiated data and technology moat. All of this was accomplished during another year of challenging market dynamics in the automotive wholesale market.

In addition to the highlights shown below, in 2024 ACV:

•	Expanded our marketplace to over 35,000 buyers and sellers

•	Delivered our first year of positive Adjusted EBITDA and expanded Adjusted EBITDA margins

•	Expanded our total addressable market by building the foundation for our commercial wholesale strategy

Looking forward, we remain excited about the tremendous opportunity for ACV to address a large and complex industry that is still early in its adoption of digital solutions. By executing on this opportunity, we expect to deliver significant shareholder value over time. Our strategy to deliver on ACV’s vision remains underpinned by three key pillars: Growth, Innovation and Scale.

We drive Growth by transforming the automotive market with the leading data-driven platform, creating the most trusted and efficient marketplaces in the industry. Our Innovation engine delivers technology that extends ACV’s competitive moat and creates additional growth vectors in adjacent markets with an expanding AI-enabled suite of products and data services. Our proven business model delivers growth at Scale with attractive unit economics and operating leverage.

ACV’s success would not be possible without the dedicated hard work and creativity of our people, the strategic relationships we’re building with our dealer and commercial partners, and the support and encouragement from our Shareholders.

Our “people first” mindset drives everything we do, including how we recruit, develop and retain world class talent, and how we work together as “teammates”. Our team is trained to build long-term relationships, and our approach is centered around a mantra of “calm persistence” as a means for all team members to stay focused on the long game.

Lastly, we remain true to our beliefs. We will continue to deliver on our mission to bring transparency, trust and efficiency to the markets we serve. We will continue to keep the needs of our dealer and commercial partners at the center of our decision-making. We will continue to pursue growth, which includes our investment in training, tools, technology and our product roadmap. We will continue to innovate and expand the breadth of our marketplace into adjacent markets, and expand our data-driven offerings, both organically and through targeted acquisitions. We will continue to invest in our people and culture.

Thank you for joining us on our journey.

GEORGE CHAMOUN Chief Executive Officer April 17, 2025

32%	revenue growth year over year
$9.5B	GMV sold on our marketplaces
3M	vehicles sold since launching ACV

 NOTICE OF ANNUAL MEETING

 OF SHAREHOLDERS

DATE Wednesday, May 28, 2025	TIME 4:00 P.M. (Eastern Daylight Time)	LOCATION Register at www.proxydocs.com/ACVA

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of ACV Auctions Inc. (the “Company”) on Wednesday, May 28, 2025 at 4:00 p.m., Eastern Time. The Annual Meeting will be held in a virtual-only meeting format, via live webcast available at www.proxydocs.com/ACVA.

THE ANNUAL MEETING WILL BE HELD FOR THE FOLLOWING PURPOSES:

•	Elect the two Class I directors named in this Proxy Statement: George Chamoun and Robert Goodman;

•	Approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of officers as permitted by Delaware law;

•

Approve reclassification revisions to our Amended and Restated Certificate of Incorporation to account for the automatic conversion of all of our outstanding Class B common stock to Class A common stock effective as of December 31, 2024 and to reclassify each outstanding share of the Company’s Class A common stock into a share of the Company’s common stock;

•	Approve, on a non-binding, advisory basis, the compensation of our named executive officers;

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and

•	Transact such other business as may properly come before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

We encourage you to attend the Annual Meeting online. The live webcast will provide you with the ability to participate in the Annual Meeting, vote your shares, and ask questions. In order to do so, you must register prior to the start of the meeting at www.proxydocs.com/ACVA. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions.

The record date for the Annual Meeting is April 2, 2025. Please note that only shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the Annual Meeting.

Please refer to the “Voting Information” section of the accompanying proxy statement for additional details.

By Order of the Board of Directors

LEANNE FITZGERALD Chief Legal Officer and Secretary Buffalo, New York April 17, 2025

Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement.

2025 PROXY STATEMENT	i

Director Attendance at Meetings	21

Executive Sessions	21

Investor Outreach and Shareholder Engagement	22

Corporate Sustainability Highlights	23

Corporate Governance Guidelines	24

Board Independence	24

Clawback Policy	24

Insider Trading Policy; Hedging and Pledging Policies	24

2024 Director Compensation	25

Proposal 2: Approve officer exculpation revisions to our Amended and Restated Certificate of Incorporation to limit the liability of officers as permitted by Delaware law.	27

Proposal 3: Approve reclassification revisions to our Amended and Restated Certificate of Incorporation to account for the automatic conversion of all of our outstanding Class B common stock to Class A common stock effective as of December 31, 2024 and to reclassify each outstanding share of the Company’s Class A common stock into a share of the Company’s common stock	28

Proposal 4: Approval, On A Non- Binding, Advisory Basis, Of The Compensation Of Our Named Executive Officers	29

Executive Officers	30

Compensation Discussion and Analysis	32

Executive Summary	32

Business Highlights	32

Financial Highlights for Fiscal Year Ended December 1, 2024	33

Objectives, Philosophy, and Elements of Executive Compensation	33

Key Features of our Executive Compensation Program	33

Executive Compensation Program Structure	34

How We Determine Executive Compensation	35

Role of our Compensation Committee and Management	35

This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report, including the Letter from our Chief Executive Officer (or “CEO”), the Proxy Summary and Board and Executive Compensation. These forward-looking statements generally are identified by anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expression. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures About Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

 PROXY STATEMENT

For the 2025 Annual Meeting of Shareholders

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by ACV Auctions Inc. (“we,” “us,” “our,” “ACV,” “ACV Auctions,” or the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at the 2025 Annual Meeting of Shareholders of the Company to be held virtually on Wednesday, May 28, 2025 at 4:00 p.m. Eastern Time, at www.proxydocs.com/ACVA (the “2025 Annual Meeting”.)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2025

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules. We believe electronic delivery will expedite the receipt of materials and will help lower costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”).

The Notice will provide instructions as to how shareholders may access and review the proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, and the 2024 Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting of Shareholders, this Proxy Statement and the 2024 Annual Report on Form 10-K are available on investors.acvauto.com, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April 17, 2025 to all shareholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, and the Annual Report on Form 10-K for the year ended December 31, 2024 will be made available to shareholders on www.proxydocs.com/ACVA on the same date.

2025 PROXY STATEMENT	1

 PROXY SUMMARY

This Proxy Statement provides information for shareholders of ACV, as part of the solicitation of proxies by the Company and its Board of Directors from holders of the outstanding shares of the Company’s common stock for use at the 2025 Annual Meeting.

In this section, we highlight certain information discussed in more detail in this Proxy Statement. As it is only a summary, we encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Shareholders 2025

DATE May 28, 2025	TIME 4:00 P.M. Eastern Time	LOCATION The Annual Meeting will be held virtually. In order to attend the Annual Meeting, you must register at www.proxydocs.com/ACVA.	MAILING DATE The Notice of Annual Meeting of Shareholders, Proxy Statement, and proxy card are first being made available or mailed on or about April 17, 2025.	RECORD DATE April 2, 2025

Proposals for Shareholder Voting

	OUR BOARD’S VOTING RECOMMENDATION	PAGE FOR DETAILS

PROPOSAL 1: Election of the two Class I Directors named in this Proxy Statement	FOR both nominees	6

PROPOSAL 2: Approve officer exculpation revisions to our Amended and Restated Certificate of Incorporation to limit the liability of officers as permitted by Delaware law.	FOR	27

PROPOSAL 3: Approve reclassification revisions to our Amended and Restated Certificate of Incorporation to account for the automatic conversion of all of our outstanding Class B common stock to Class A common stock effective as of December 31, 2024 and to reclassify each outstanding share of the Company’s Class A common stock into a share of the Company’s common stock	FOR	28

PROPOSAL 4: Approval, on a non-binding, advisory basis, of the compensation of our named executive officers	FOR	29

PROPOSAL 5: Ratification of Appointment of Ernst & Young LLP as our independent registered public accounting firm	FOR	59

Voting Instructions

For additional voting instructions, please see the Voting Information section of this Proxy Statement beginning on page 69.	INTERNET Before the Annual Meeting by following the instructions on the proxy card	PHONE Call 1-866-425-1701 Toll-free from the U.S. or Canada	MAIL Return the completed and signed proxy card	VIRTUAL ANNUAL MEETING Pre-register and vote online by attending the meeting through www.proxydocs.com/ACVA

2025 PROXY STATEMENT	3

PROXY SUMMARY

Business Overview

ACV is on a mission to transform the automotive industry by building the most trusted and efficient digital marketplace and data solutions for sourcing, selling, and managing used vehicles with transparency and comprehensive insights that were once unimaginable.

We provide a highly efficient and vibrant marketplace platform (“marketplace platform” or “marketplace”) for wholesale vehicle transactions and data services that offer transparent and accurate vehicle information to our customers. Our marketplace platform leverages data insights and technology to power our digital marketplace and data services, enabling our dealers and commercial partners to buy, sell, and value vehicles with confidence and efficiency. Our marketplace platform is also supported by remarketing centers in various locations throughout the United States. We strive to solve the challenges that the used automotive industry has faced for generations and provide powerful technology-enabled capabilities to our dealers and commercial partners who fulfill a critical role in the automotive ecosystem. We help dealers source and manage inventory and accurately price their vehicles as well as process payments, transfer titles, manage arbitrations, and finance and transport vehicles. Our marketplace platform includes the services below.

$637M Revenue 32% increase YOY	$573M Marketplace and Service Revenue 36% increase YOY	743,008 Marketplace Units 24% increase YOY

DIGITAL MARKETPLACE

Connects buyers and sellers of wholesale vehicles in an intuitive and efficient manner. Our core digital marketplace offerings are auctions in varying formats, which facilitate real-time transactions of wholesale vehicles, and are accessible across multiple platforms including mobile apps, desktop, and directly through our application programming interface (API) integration. We also offer transportation, financing and assurance services to facilitate the entire transaction journey.

REMARKETING CENTERS

Provides an additional channel to provide dealers and commercial partners with auction services. At remarketing centers, vehicles may be auctioned onsite and/or launched into the digital marketplace. Additional services are offered at remarketing centers that are important to servicing commercial partners.

DATA SERVICES

Offers insights into the condition and value of used vehicles for transactions both on and off our marketplace and help dealers, their end consumers, and commercial partners make more informed decisions and transact with confidence and efficiency. We enable dealers to manage their inventory and set pricing more effectively while turning vehicles faster and maximizing profit by leveraging predictive analytics informed by artificial intelligence, and market data.

DATA AND TECHNOLOGY

Underpins everything we do, powers our vehicle inspections, comprehensive vehicle intelligence reports, digital marketplace, remarketing centers, inventory management software, and operations automation.

Director Nominees

GEORGE CHAMOUN

ACV CEO and Board Member

DIRECTOR SINCE: 2016

AGE: 50

INDEPENDENT: No

COMMITTEES:

None

ROBERT P. GOODMAN

Partner, Bessemer Venture Partners and Chairman of the Board for ACV

DIRECTOR SINCE: 2017

AGE: 64

INDEPENDENT: Yes

COMMITTEES:

Compensation Committee

4	ACV AUCTIONS

PROXY SUMMARY

We power our marketplace with technology-driven products and value-added services that address the entire transaction journey, ranging from pre-inspection scheduling to post-auction services including title transferability verification, payment processing, financing, and transportation, and facilitate transactions both on and off our marketplace. Our comprehensive suite of services includes ACV Transportation, ACV Capital, and our Customer Assurance (Go Green), which help create a seamless and frictionless buying and selling experience for our customers to further enhance our marketplace platform. We also provide data services to our customers for use outside of our marketplace. Our True360 Reports are used by dealers and commercial partners to provide transparent vehicle information to potential buyers, including dealers as well as consumers. Our ACV MAX inventory management system enables dealers to accurately price their wholesale and retail inventory. We also offer ClearCar, an artificial intelligence-powered suite of tools for dealers to build and enhance their trade-in process. We believe the data and technology services enabled by our marketplace platform can bring value to the entire automotive industry and transform both wholesale and retail markets.

2025 PROXY STATEMENT	5

 PROPOSAL 1

 ELECTION OF DIRECTORS

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

Our Board currently consists of seven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each Annual Meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following their election.

Set forth below is biographical information for the director nominees and each director whose term of office will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

NOMINEES FOR ELECTION AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS (CLASS I)

DIRECTOR SINCE: 2016 AGE: 50			COMMITTEES: None

SKILLS:

Leadership	Technology/ Innovation	Strategy	Sales and Marketing	Industry	Global Business

CURRENT AND PAST POSITIONS

Mr. Chamoun has served as our Chief Executive Officer and a member of our Board since September 2016. Prior to joining us, Mr. Chamoun held various positions at Synacor, Inc. (“Synacor”). Mr. Chamoun co-founded Synacor’s predecessor company, Chek, Inc., and served as its Chief Executive Officer from January 1998 until he led the acquisition of MyPersonal.com, Inc. in December 2000 to form Synacor. Prior to departing Synacor in September 2016, Mr. Chamoun most recently served as its President of Service Provider Sales and Marketing. In addition to his work as our Chief Executive Officer, Mr. Chamoun currently serves as chairman of Launch NY, a nonprofit organization supporting the start-up ecosystem in upstate New York. Mr. Chamoun holds a B.A. in political science from the State University of New York at Buffalo.

QUALIFICATIONS AND SKILLS

We believe that Mr. Chamoun is qualified to serve on our Board due to his experience building and leading our business and his insight into corporate matters as our Chief Executive Officer.

6	ACV AUCTIONS

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR SINCE: 2017 AGE: 64			COMMITTEES: Compensation (Chair) INDEPENDENT

SKILLS:

Leadership	Technology/ Innovation	Strategy	Sales and Marketing	Global Business	Oversight & Corporate Governance

CURRENT AND PAST POSITIONS

Mr. Goodman has served as a member of our Board since February 2017 and has been the Chair of the Board and of the Compensation Committee since January 2021. Mr. Goodman is a Managing Partner and Director at Bessemer Venture Partners, a venture capital and private equity firm which he joined in 1998 and is a Managing Member of Deer Management Co. LLC, the management company for Bessemer Venture Partners’ investment funds, including Bessemer Venture Partners IX L.P., Bessemer Venture Partners IX Institutional L.P. and 15 Angels III LLC. He is also Director, President and CEO of Bessemer Securities Corporation. Prior to joining Bessemer Venture Partners, Mr. Goodman founded and served as the Chief Executive Officer of three privately held telecommunications companies. Mr. Goodman served on the board of directors of Blue Apron Holdings from November 2015 to December 2019, is currently a member of the board of directors of CS Disco (his only public company board), and he is or has been a member of the boards of directors of a number of other portfolio companies of Bessemer Venture Partners in the areas of software, mobile and business-to-business marketplace. Mr. Goodman holds a B.A. in Latin American studies from Brown University and an M.B.A. from Columbia University.

QUALIFICATIONS AND SKILLS

We believe that Mr. Goodman is qualified to serve on our Board due to his experience in working with entrepreneurial companies, particularly technology companies, and his experience as a director of both public and private companies.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE

Mr. Chamoun and Mr. Goodman are both currently members of our Board and have been nominated for reelection to serve as Class I directors. Both of these nominees have agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that either nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Shareholders to be held in 2028 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote in the election of directors. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

2025 PROXY STATEMENT	7

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING OF SHAREHOLDERS (CLASS II)

DIRECTOR SINCE: 2016 AGE: 51		COMMITTEES: Compensation INDEPENDENT

SKILLS:

Leadership	Strategy	Industry	Oversight & Corporate Governance

CURRENT AND PAST POSITIONS

Mr. Hirsch has served as a member of our Board since August 2016, and is a member of our Compensation Committee. He is a Co-Founder and Managing Partner of Tribeca Venture Partners (“TVP”), which he formed in 2011, where his investment interests include entrepreneurial startups and high growth companies in numerous sectors, including marketplaces, fintech, SaaS, edtech and consumer related businesses. Prior to founding TVP, Mr. Hirsch was a founder and Managing Director of Greenhill SAVP, the venture capital arm of Greenhill & Co., Inc., from 2006 to 2011. In total, Mr. Hirsch has been a venture capitalist and early-stage tech investor for over 26 years. He currently serves on the board of directors of Katapult Holdings, Inc. (his only public company board), as well as the boards of numerous private technology companies. Mr. Hirsch holds a B.A. in economics and American studies from Brandeis University.

QUALIFICATIONS AND SKILLS

We believe that Mr. Hirsch is qualified to serve on our Board due to his experience providing guidance and counsel to, including serving on the boards of directors of, a wide variety of companies across different sectors including technology, as well as his experience as a venture capitalist.

8	ACV AUCTIONS

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR SINCE: 2020 AGE: 66			COMMITTEES: Audit (Chair) Nominating and Corporate Governance INDEPENDENT

SKILLS:

Leadership	Financial Experience	Strategy	Global Business	Oversight & Corporate Governance

CURRENT AND PAST POSITIONS

Ms. Kamerick has served as a member of our Board since March 2020 and is the chair of our Audit Committee and a member of our Nominating and Corporate Governance Committee. Ms. Kamerick is an adjunct professor at leading law schools and consults on corporate governance and financial strategy matters. Ms. Kamerick has previously served as chief financial officer at several leading companies, including Houlihan Lokey, Inc., Heidrick & Struggles International, Inc., Leo Burnett Company, Inc. and BP Amoco Americas. Ms. Kamerick currently serves on the board of directors of Associated Banc-Corp, and as an independent director for VALIC Company I, as well as Chairman of the Board of closed-end mutual funds in the Legg Mason mutual fund complex. She previously served on the board of directors of Hochschild Mining, plc from November 2016 to June 2023 and was a trustee for the 24 AIG and Anchor Trust Funds from January 2018 until December 2021. Ms. Kamerick holds a B.A. in English literature from Boston College, and an M.B.A. and J.D. from the University of Chicago.

QUALIFICATIONS AND SKILLS

Ms. Kamerick’s qualifications to serve as a director of ACV and chair of our Audit Committee include her executive-level responsibilities for the financial operations of both public and private companies, her board positions on public companies, and her experience as a frequent law school lecturer on corporate governance and corporate finance. She is also a National Association of Corporate Directors Board Leadership Fellow. In addition, Ms. Kamerick has earned the National Association of Corporate Directors Directorship Certification and the CERT, Certificate in Cybersecurity Oversight. In 2022, Ms. Kamerick attended the NACD Master Class, a course designed for experienced public company board and board committee leaders. In 2022, Ms. Kamerick also was recognized as an NACD Directorship 100 honoree.

2025 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING OF SHAREHOLDERS (CLASS III)

DIRECTOR SINCE: 2020 AGE: 52		COMMITTEES: Nominating and Corporate Governance (Chair) INDEPENDENT

SKILLS:

Leadership	Strategy	Sales and Marketing	Industry	Oversight & Corporate Governance

CURRENT AND PAST POSITIONS

Ms. Castillo has served as a member of our Board since October 2020, and is the Chair of our Nominating and Corporate Governance Committee. Ms. Castillo most recently served as Chief Operating Officer of GlobalTranz Enterprises, Inc. (“GlobalTranz”) from May 2017 to November 2018. She previously served as Chief Executive Officer of Logistics Planning Services (“LPS”) from September 2012 until its acquisition by GlobalTranz in May 2017. Ms. Castillo also served as Chief Operating Officer of LPS from September 2010 to September 2012. Since April 2020, Ms. Castillo has served on the board of directors of Ocugen, Inc. She has also served on the board of directors of The Marvin Companies since April 2019. Ms. Castillo holds a B.S. from the University of Minnesota and a Global Executive M.B.A. from Duke Fuqua School of Business.

QUALIFICATIONS AND SKILLS

We believe that Ms. Castillo is qualified to serve on our Board due to her significant business, management and leadership experience.

10	ACV AUCTIONS

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR SINCE: 2020 AGE: 60			COMMITTEES: Audit INDEPENDENT

SKILLS:

Leadership	Financial Experience	Strategy	Industry	Global Business	Oversight & Corporate Governance

CURRENT AND PAST POSITIONS

Mr. Jones has served as a member of our Board since October 2020. Mr. Jones currently serves as a member of our Audit Committee. Mr. Jones also serves as Chairman of the Board of Directors and Chief Executive Officer of M&T Bank Corporation (“M&T”) and its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), positions he has held since December 2017. Mr. Jones is also a member of the Executive Committee of M&T and M&T Bank. Mr. Jones joined M&T Bank in 1992 and held a number of roles there prior to his elevation to Chairman of the Board of Directors and Chief Executive Officer, including Executive Vice President of M&T from 2006 to 2017, Chief Financial Officer of M&T and M&T Bank from 2005 to 2016 and Vice Chairman of M&T Bank from 2014 to 2017. Mr. Jones is a director and member of the Audit and Risk Committee and Management and Budget Committee of the Federal Reserve Bank of New York and previously served as a member of the Federal Advisory Council of the Federal Reserve Board. He serves as a steward for the Council for Inclusive Capitalism and as Chairman of the Bank Policy Institute. Mr. Jones is also on the Board of Trustees of Boston College, a member of the UB Council of the State University of New York at Buffalo, and a director of the Pan-Massachusetts Challenge, Inc., a nonprofit that raises money for adult and pediatric cancer treatment and research. Mr. Jones holds a B.S. in management science from Boston College and an M.B.A. with concentrations in finance, organization and markets from the University of Rochester Simon School of Business.

QUALIFICATIONS AND SKILLS

We believe that Mr. Jones is qualified to serve on our Board due to his significant financial and leadership experience with M&T.

2025 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR SINCE: 2021 AGE: 54			COMMITTEES: Audit Compensation INDEPENDENT

SKILLS:

Leadership	Financial Experience	Strategy	Industry	Global Business	Oversight & Corporate Governance

CURRENT AND PAST POSITIONS

Mr. Radecki has served as a member of our Board and our Audit and Compensation Committees since February 2021. Mr. Radecki currently serves as the Founder, Chief Executive Officer and member of the board of directors of Rapa Therapeutics, a clinical stage start-up biotechnology company spun out of the National Cancer Institute in September 2017. Mr. Radecki is also an active angel investor, with investments across several industries in companies at various stages of the corporate lifecycle. From 1997 to 2016, Mr. Radecki held various senior operational and financial roles at CoStar Group Inc. (“CoStar”) including serving as its Chief Financial Officer from 2007 to 2015. While at CoStar, Mr. Radecki helped lead the company’s initial public offering in 1998, along with subsequent equity offerings and several acquisitions. Prior to joining CoStar, Mr. Radecki served as Accounting Manager at Axent Technologies, Inc. Earlier in his career, Mr. Radecki worked at Azerty, Inc. and the public accounting firm, Lumsden & McCormick, LLP, both based in Buffalo, New York. Mr. Radecki received a B.S. in business administration and a dual degree in both accounting and finance from the State University of New York at Buffalo.

QUALIFICATIONS AND SKILLS

We believe Mr. Radecki is qualified to serve on our Board due to his extensive experience working at public companies in senior level roles, along with his substantial investment and advisory experience as a private angel investor and significant financial expertise.

12	ACV AUCTIONS

 BOARD OF DIRECTORS AND

 CORPORATE GOVERNANCE

Independence of Our Board of Directors

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”). Under the NYSE listing standards and the rules of the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board.

After review in accordance with the independence standards of NYSE and the SEC of all relevant identified transactions or relationships between each director, and any of his or her family members, and ACV, our senior management and our independent auditors, our Board has affirmatively determined that the following six of our seven directors are independent directors within the meaning of the applicable NYSE listing standards: Ms. Castillo, Mr. Goodman, Mr. Hirsch, Mr. Jones, Ms. Kamerick and Mr. Radecki. The Board has also determined that each member of our standing committees is independent within the meaning of both NYSE’s and the SEC’s director independence standards. In making these determinations, each of our directors provided information regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transaction involving ACV, or received personal benefits outside the scope of such person’s normal consideration. Mr. Chamoun is not independent due to his position as our Chief Executive Officer.

In making this determination, our Board considered the applicable listing standards and rules and the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock and the transactions involving them described in “Transactions with Related Persons.”

There are no family relationships among any of our directors or executive officers.

86% of our Board is independent

Board Leadership Structure

Our current Board has an independent chair, Mr. Goodman. Our Corporate Governance Guidelines provide our Board of Directors with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our shareholders. If the Chairperson of the Board is not independent, the Board may appoint a Lead Independent Director upon the recommendation of the Nominating & Corporate Governance Committee, which will be a director who qualifies as independent under the applicable rules of NYSE.

Composition of our Board

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Our Board believes that a board reflecting a broad range of experiences, perspectives, and characteristics is better able to effectively oversee our management and strategy, and position ACV to deliver long-term value for our shareholders. Our Board’s goal is to maintain a well-balanced composition that combines a variety of experiences, backgrounds, skills, and perspectives that enable the Board to guide ACV effectively in the pursuit of our strategic objectives. We seek to assemble a board that possesses the appropriate balance of professional and industry knowledge, financial expertise, backgrounds and high-level management experience necessary to oversee and direct our business.

To that end, we have identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who possess relevant expertise and experience upon which to be able to offer advice and guidance to management, have sufficient time to devote to the affairs of ACV, demonstrate excellence in their field, have the ability to exercise sound business judgment, have experience as a board member or executive officer of another publicly held company, and have the commitment to rigorously represent the long-term interests of our shareholders. To further provide a mix of experience and perspective on the Board, we also take into account a range of backgrounds and, skills and such other factors that we deem appropriate to maintain a balance of knowledge, experience and capability on the Board.

Board Diversity and Skills

7 DIRECTORS

Gender

Male		•	•	•	•		•

Female	•					•

Race/Ethnicity

Black or African American			•

White or Caucasian	•	•		•	•	•	•

Director Skills Matrix

For the purpose of our skills matrix, the skills are defined as follows:

•

Leadership - Significant leadership experience of a significant enterprise or business demonstrating an understanding of organizations, strategic matters, operations, human capital and risk management.

•	Financial Experience or Capital (lending) Experience - Specialized experience in financial matters or with lending companies.

•	Technology/Innovation - Experience directly with or overseeing corporate technology and innovation initiatives.

•	Strategy - Experience leading or advising on corporate strategy including investments, mergers & acquisitions, company roadmaps, etc.

•	Sales and Marketing - Experience leading or overseeing sales or marketing organizations or functions.

•	Industry (Automotive, eCommerce, Retail) - Experience specific to the industries and sectors in which ACV participates.

•	Global Business - Experience growing or leading business globally including, understanding business environments, markets, economic conditions, culture and regulatory aspects.

•	Oversight & Governance Experience - Experience overseeing corporate governance and compliance, which may include data, cybersecurity, privacy, or AI initiatives either at the company or board level.

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Role of the Board of Directors in Risk Oversight

One of the key functions of our Board is informed oversight, rather than direct management of, the risk management process that our management is responsible for. As such, our Board has an active role, as a whole and also at the committee level, in overseeing management of company risk. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.

BOARD OF DIRECTORS Monitors and assesses strategic risk exposure, including the nature and degree of risk our Company faces

AUDIT COMMITTEE

•   oversees management of our financial risk exposures

•  oversees risks associated with cyber and information security, competition and regulation, and conflicts of interest

•  oversees the performance of our internal audit function

COMPENSATION COMMITTEE • oversees the management of risks relating to the Company’s compensation plans and arrangements • evaluates succession plans for our executive officers

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•  oversees the composition of our Board and Committees and development of our directors

•  oversees risks relating to ESG policies, practices, disclosures and reporting

•  evaluates the adequacy of our corporate governance practices and reporting

MANAGEMENT

Management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity, financial, tax and audit-related risks. Management provides our Audit Committee periodic reports on our risk programs and investment policy and practices.

Information Regarding Committees of the Board of Directors

Our Board has established a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of our committees, which are available to shareholders on our investor relations website at investors.acvauto.com.

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Board Committees

Our Board has three standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee. Our Board has determined that each member of each standing committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

AUDIT COMMITTEE	9 MEETINGS IN 2024

Our Audit Committee consists of Mr. Jones, Ms. Kamerick and Mr. Radecki. Our Board has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of NYSE and Rule 10A-3(b)(1) of the Exchange Act. The chair of our Audit Committee is Ms. Kamerick. Our Board has determined both Ms. Kamerick and Mr. Radecki are “audit committee financial experts” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.	COMMITTEE CHAIR: Eileen A. Kamerick (Chair) OTHER MEMBERS: René F. Jones Brian Radecki

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

Appointing a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

Helping to ensure the independence and performance of the independent registered public accounting firm;

Helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;

Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

Reviewing our policies on risk assessment and risk management;
Reviewing related party transactions;

Overseeing the scope, design, adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedures;

Approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and

Oversees risks associated with cyber and information security, regulation, and conflicts of interest.

We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE rules and regulations.

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COMPENSATION COMMITTEE	6 MEETINGS IN 2024

Our Compensation Committee consists of Mr. Goodman, Mr. Hirsch and Mr. Radecki. The chair of our Compensation Committee is Mr. Goodman. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of NYSE and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.	COMMITTEE CHAIR: Robert P. Goodman (Chair) OTHER MEMBERS: Brian Hirsch Brian Radecki

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine, or recommend that our Board approve, the compensation to be paid to our executive officers, non-employee directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

Approving the retention of compensation consultants and outside service providers and advisors;

Reviewing and approving, or recommending that our Board approve, the compensation, individual and corporate performance goals and objectives and other terms of employment of our executive officers, including evaluating the performance of our Chief Executive Officer and, with his assistance, that of our other executive officers;

Reviewing and recommending to our Board the compensation of our Chief Executive Officer

Reviewing and recommending to our Board the compensation of our directors;

Administering our equity and non-equity incentive plans;
Reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

Reviewing and evaluating succession plans for the executive officers;

Reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and

Reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

We believe that the composition and functioning of our Compensation Committee complies with all applicable SEC and NYSE rules and regulations.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	4 MEETINGS IN 2024

Our Nominating and Corporate Governance Committee consists of Ms. Castillo and Ms. Kamerick. The chair of our Nominating and Corporate Governance Committee is Ms. Castillo. Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the listing standards of NYSE.	COMMITTEE CHAIR: Kirsten Castillo (Chair) OTHER MEMBERS: Eileen A. Kamerick

Specific responsibilities of our Nominating and Corporate Governance Committee include:

Identifying, evaluating, and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;

Approving the retention of director search firms;

Evaluating the performance of our Board and of individual directors;

Considering the composition of our Board and its committees, including evaluating directors’ interests, experience, and independence along with requirements imposed by law and the stock exchange and the needs of the company, and making recommendations to our Board regarding any changes it sees as reasonable given such evaluation;

Considering and making recommendations to our Board or taking action related to ESG matters; and

Evaluating the adequacy of our corporate governance practices and reporting.

We believe that the functioning of our Nominating and Corporate Governance Committee complies with all applicable SEC and NYSE rules and regulations.

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Compensation Committee Processes and Procedures

Our Compensation Committee generally meets quarterly and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of ACV. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

After taking into consideration the six factors prescribed by the SEC and NYSE that bear upon the determination of an advisor as independent, the Compensation Committee engaged Compensia, Inc. (“Compensia”) as its compensation consultant. The Compensation Committee requested that Compensia:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the Compensation Committee to review and update a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration and approved, which is further discussed in our Compensation Discussion & Analysis section.

Generally, the Compensation Committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executive officers (including our NEOs, other than our Chief Executive Officer), the Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The Compensation Committee discusses and recommends proposed compensation for the Chief Executive Officer to our Board of Directors, which then approves the Chief Executive Officer’s compensation and equity awards. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee Processes and Procedures

In the case of an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee reviews such director’s overall service to ACV during his or her term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also evaluates whether the nominee is

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independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. To identify qualified candidates for membership on the Board, our Nominating and Corporate Governance committee considers criteria approved by the Board, including consideration of the potential conflicts of interest, director independence and other requirements. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. After considering the function and needs of our Board, our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board.

The Nominating and Corporate Governance Committee’s policy is to consider recommendations for director nominees made by shareholders and evaluate them using the same criteria as for other candidates. Recommendations received from shareholders are reviewed by the Nominating and Corporate Governance Committee to determine whether each candidate meets the criteria described herein, and if so, whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board. Any shareholder recommendation must be sent to the Nominating and Corporate Governance Committee at 640 Ellicott Street, #321, Buffalo, New York 14203, Attention: Secretary, and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria.

Any shareholder nominations of director candidates must comply with applicable law and our amended and restated bylaws in order to be brought before an Annual Meeting, which procedures are summarized below, and the Nominating and Corporate Governance Committee will review the qualifications of any such candidate in accordance with the criteria described herein. Shareholders who wish to nominate individuals for election to our Board of Directors should do so by delivering a written recommendation to our Nominating and Corporate Governance Committee at 640 Ellicott Street, #321, Buffalo, New York 14203, Attention: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of shareholders.

Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of our capital stock, a description of the proposed candidate’s business experience for at least the last five years, and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected, and we may require any proposed nominee to furnish such other information as is reasonably required to determine the eligibility of such proposed nominee to serve as an independent director under applicable NYSE requirements or applicable law. For shareholders who wish to nominate directors in accordance with the procedures in our amended and restated bylaws and Rule 14a-19 under the Exchange Act, please see the deadlines described in “Shareholder Proposals and Director Nominations for the 2025 Annual Meeting” above and refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our Board.

Change In the Number of Directors

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes of directors so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of ACV.

Director Attendance at Meetings

Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our Board. Our Board met five (5) times during the year ended December 31, 2024. In 2024, our current directors attended 100% of all Board meetings and meetings of the Board committees of which they were members.

Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board, our independent, non-management directors meet separately in regularly scheduled executive sessions without members of management. The chairman presides at the executive sessions.

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Investor Outreach and Shareholder Engagement

Our relationship with our shareholders is an important part of our corporate governance program. As in the past, our shareholder and investor outreach includes regular reporting through the SEC, investor quarterly earning discussions, investor conferences and meetings, and news releases. Now that ACV has matured to its fourth year as a public company and in view of recent changes to our shareholder base, we have also started a shareholder engagement program to engage with certain investors through a structured communication program. We solicit feedback on topics such as corporate governance, executive compensation, and board composition, among other matters. Our goal is to understand their priorities, to identify emerging issues that may affect our strategies, and be able to address their concerns. Through this process we have heard an investor focus on continuing on our path of keeping executive compensation at a market level and increasing our focus on aligning executive compensation to shareholder interests, as well as continuing to evolve our governance practices. We’ve responded to that feedback with an increased use of at-risk executive compensation. For the first time in 2024 we granted performance stock units tied to stock price. In response to investor feedback, in 2025 we are introducing a rTSR metric for newly granted PSUs that tie more closely to market performance. We have also begun the process to put share ownership guidelines in place for our Board and executive team.

SHAREHOLDERS CONTRACTED:		SHAREHOLDERS ENGAGED:
# of Investors	Representing	# of Investors	Representing
10	36%	4	17%
	Outstanding Shares		Outstanding Shares

CORPORATE GOVERNANCE HIGHLIGHTS

Since going public, ACV has put strong corporate governance practices in place to protect our company and our investors. As we grow and learn more about our investment community through the engagements discussed above, we continue to make changes in response to investor feedback. The practices and initiatives below highlight some of the efforts we have made and continue to make related to corporate governance.

EFFECTIVE BOARD PRACTICES

•  Independent Board Chair

•  6 out of 7 Board members are independent

•  Engage with independent compensation consultant

•  CEO compensation below peer companies

•  Maintained stock dilution less than 3%

•  Instituted claw back policy

•  Refreshed bylaws, focused on proxy access

•  Annual Board self-evaluations

•  Annual advisory vote on executive compensation

NEW INITIATIVES IN CORPORATE GOVERNANCE

•  Sunset of our dual class structure (a proposal on the ballot for this year’s annual meeting)

•  Board skills matrix

•  Implementation of share ownership guidelines

•  Formalize director over-boarding rules

•  Continued expansion of performance-based compensation

•  Updates to our Certificate of Incorporation as part of an ongoing review of our governance practices

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Shareholders of ACV wishing to communicate with our Board or an individual director may do so by sending a written communication to the Board or such director c/o 640 Ellicott Street, #321, Buffalo, New York 14203, Attention: Secretary, or to corporatesecretary@acvauctions.com. The Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

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Corporate Sustainability Highlights

We aim to provide trust and transparency in everything we do, including with respect to our teammates, our customers, our community, and the environment. We continue to invest in improving our performance with respect to each of these important topics, with a focus on maintaining the highest standards of business conduct and ethics.

In 2024, under the oversight of our Nominating and Corporate Governance Committee, we continued our efforts in the following areas:

PEOPLE AND CULTURE

ACV teammates make this company what it is. They are the very foundation of all that we do. We respect and listen to our teammates, and we care for their well-being. At ACV, we believe in a culture in which every individual is welcomed and empowered to share their ideas and insights as we work together to grow our company. We encourage teammates’ proposals for solutions and improvements day to day and offer them further opportunity to innovate during regular “hackathons.”

We are committed to recruiting, retaining and developing high-performing, innovative and engaged teammates with a broad range of backgrounds and experiences, and believe this benefits our teammates, our customers and the performance of the company.

Once joining our company, we offer our teammates access to speakers, internal and external, whose presentations support their personal and professional development. We offer wellness programs including physical fitness challenges, financial wellness educational courses, and meditation classes to promote our teammates’ overall wellbeing. We provide both budget-friendly and family-friendly health care options including generous parental leave, telehealth resources, and robust health insurance. Under our safety program, we provide analysis, advice and training about safety measures, including defensive driving courses, and assistance in the event of injury.

We provide a robust range of training to our teammates, not only related to their specific role with the company, but also skills they can apply generally to their opportunities. We work with eCornell to invest in our teammates and offer skills training as well as certificate programs in areas like business and finance, technology and AI.

ACV is committed to providing a workplace where teammates are treated with respect, have the support they need to be successful, and are able to bring forth issues or concerns when they arise. We have multiple avenues for our teammates to share feedback, raise concerns, or otherwise bring visibility to situations that affect the organization, including discussing with their managers, emailing or reaching out in person to the People Team either directly or via email, and we offer a teammate-focused hotline, which includes the option to provide information anonymously. We also participate in the Great Place to Work survey to receive feedback from our team on what is going well and hear about areas where we can improve.

COMMUNITY ENGAGEMENT

Giving back to the community is a key component of our culture. The “ACV Cares” volunteer committee is committed to creating opportunities to support worthy causes and community efforts with the goal of improving the lives of our neighbors. ACV Cares offers company-driven initiatives to support local charities and we encourage our teammates to create their own charitable initiatives, in their areas. For example, in recent years:

•	We collected canned good, diapers and baby formula for Feedmore WNY which helps to stock food banks for those in need.

•	Our teammates again participated in the United Way Day of Caring and supported Kevin Guest House’s Supper on the Street.

•	We made Personal Essentials Kits for the unsheltered in Buffalo and made over 5,000 sandwiches for them.

•

We were a sponsor of Operation Cherrybend in southern Ohio, a five-day retreat for combat veterans offering them recreation as well as physical and emotional support. We also sponsored a Veteran’s Day dinner for disabled veterans at Wright-Patterson AFB and a memorial golf tournament honoring a fallen veteran in Eastern Pennsylvania.

•	Our teammates hosted a fishing day for 150 people—veterans and their families—in Fort Worth, TX. Local teammates provided resources, and we bought lunch.

•

Working with the Children’s Miracle Network in Buffalo, we provided the infrastructure so that our teammates could joyfully provide gifts for more than 30 children (and their families) during the holiday season.

These and many more charitable events keep our teammates engaged with and improving our communities.

ENVIRONMENTAL

By the very nature of our business, we encourage re-use and smart marshalling of resources to reduce waste and its negative effects on the earth. Since the primary focus of our business is a digital platform for dealers to buy and sell cars from each other, we make it

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easy for auto dealers to buy and sell
pre-owned
vehicles without the need to transfer vehicles multiple times before they get to the end buyer, reducing emissions and gasoline usage.
Our offices are organized to reduce impact on the environment, including efforts such as offering recycling bins, providing purified water dispensers to reduce the use of individual plastic bottles, maintaining EV charging stations at our headquarters, and organizing regular electronics donations. We facilitate remote work where feasible, reducing our office footprint as well as emissions and gasoline use. We manage our remarketing center operations with our environment, wildlife, and our neighbors in mind.
GOVERNANCE POLICIES AND PRACTICES
Code of Business Conduct and Ethics

Our Board has adopted a written code of business conduct and ethics that applies to all of our employees, officers and directors. The full text of our code of business conduct and ethics is available on the investor relations section of our website, which is located at https://investors.acvauto.com. We are committed to maintaining high standards of financial integrity, open communication, and a workplace environment where employees can raise concerns free of harassment, discrimination or retaliation. We maintain a formal whistleblower policy which describes the means by which employees, directors and officers can report suspected violations of our code of business conduct and ethics. We conduct our business and have put policies in place to ensure our teammates act under the guiding principles of integrity and fair dealing in all that we do.
We believe our Board of Directors’ responsibility is to fulfill its fiduciary duties and otherwise to exercise business judgment in the best interests of the Company and its shareholders. To guide itself in exercising its responsibilities, the Board has adopted corporate governance guidelines which are designed to give directors a flexible framework for effectively pursuing the Company’s objectives for the benefit of its shareholders. The corporate governance guidelines set forth the practices the Board intends to follow with respect to board composition and selection, the role of the Board of Directors, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, succession planning, and board committees and compensation.
Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines (available at https://investors.acvauto.com) designed to assist the Board in the exercise of its duties and responsibilities to the Company. The guidelines are designed to give directors a flexible framework for effectively pursuing the Company’s objectives for the benefit of its shareholders. The Guidelines are subject to modification by the Board at any time.
Board Independence

Our Board has affirmatively determined that six of our seven directors are independent in accordance with our Corporate Governance Guidelines and the NYSE rules. The only director not determined to be independent is our CEO, George Chamoun. Our Corporate Governance Guidelines require that a majority of our Board be independent directors. In determining independence, the Board considers the rules of the SEC, applicable listing standards, information provided to the Board, and the advice of counsel.
Clawback Policy

The Compensation Committee maintains a clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and Consumer Protection Act and the related rules and regulations promulgated by the SEC and NYSE which may be found as an exhibit to our 2023 Annual Report. The clawback policy provides for the mandatory recovery of incentive-based compensation (whether cash or equity) received by current and former executive officers in the event of a material financial restatement. Recovery of any erroneously awarded compensation under our clawback policy is mandatory and is not dependent on fraud or misconduct by any person in connection with the accounting restatement.
Insider Trading Policy; Hedging and Pledging Policies

Our Board has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. This includes a requirement that all executive officers trade ACV shares pursuant to a 10b5-1 plan. A copy of the Company’s Insider Trading Policy has been filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K.

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Our Insider Trading Policy also prohibits hedging or monetization transactions by employees, Directors, other applicable members of management and designated consultants, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds. In addition, our Insider Trading Policy prohibits trading in derivative securities related to our Class A common stock, which includes publicly traded call and put options, engaging in short selling of our Class A common stock, purchasing our Class A common stock on margin or holding it in a margin account and pledging our shares of Class A common stock as collateral for a loan.
2024 Director Compensation

The following table sets forth information regarding compensation earned by or paid to our non-employee directors
for the year ended December 31, 2024:

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)	TOTAL ($)

Kirsten Castillo	41,000	165,009	206,009

Robert Goodman	45,500	165,009	210,509

Brian Hirsch	38,500	165,009	203,509

Rene Jones	42,000	165,009	207,009

Eileen Kamerick	57,400	165,009	222,409

Brian Radecki (2)	47,000	165,009	212,009
(1)	As of December 31, 2024, the aggregate number of shares underlying outstanding restricted stock units (“RSUs”) and stock options held by each of our non-employee directors was as follows:

NAME	NUMBER OF RESTRICTED STOCK UNIT AWARDS (#)	NUMBER OF SHARES UNDERLYING OPTION AWARDS (#)

Kirsten Castillo	9,239	13,417

Robert Goodman	9,239	—

Brian Hirsch	9,239	—

Rene Jones	9,239	100,000

Eileen Kamerick	9,239	80,984

Brian Radecki	9,239	—
(2)
Mr. Radecki joined our Board in February 2021. In connection with his commencement of services we granted Mr. Radecki RSUs representing a contingent right to receive 40,000 shares of our Class B common stock. The RSUs include both a service-based vesting requirement and a performance-based vesting requirement, where the performance-based requirement was satisfied upon completion of our initial public offering. The service-based requirement was satisfied with respect to one-third of
the RSUs on each of the first, second and third anniversaries of the grant date, subject to Mr. Radecki’s continuous service with us as of each such date. The February 2021 grant of RSUs vested in full in February 2024 and were settled initially as Class B common stock but converted to Class A common stock per the automatic conversion of Class B common stock into Class A common stock as discussed in Proposal 3 below.

Mr. Chamoun, our Chief Executive Officer, is also a member of our Board, but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Chamoun.

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NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Our Board maintains a non-employee director compensation policy that is applicable to all of our non-employee directors. This non-employee director compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:

TYPE OF COMPENSATION	AMOUNT

Annual Board Retainer	$33,500

Independent Chair of the Board	$25,000

Lead Independent Director (if any)	$17,000

Audit Committee Member	$8,500

Audit Committee Chair Retainer (in lieu of the Committee Member Retainer above)	$20,000

Compensation Committee Member	$5,000

Compensation Committee Chair Retainer (in Lieu of the Committee Member Retainer above)	$12,000

Nominating and Corporate Governance Committee Member	$3,900

Nominating and Corporate Governance Chair Retainer (in lieu of the Committee Member Retainer above)	$7,500

Initial RSU Awards. All non-employee directors who join our Board after the effective date of the non-employee director compensation policy will be granted, upon the director’s initial election or appointment to our Board, an RSU award with an aggregate grant date fair value of $330,000, as calculated in accordance with FASB ASC Topic 718 (“ASC Topic 718”), vesting in three equal annual installments, subject to the non-employee director’s continued service through each applicable vesting date.

Refresher RSU Awards. Except in the case of our non-employee directors who were serving on the Board as of the effective date of the non-employee director compensation policy, a refresher RSU award will be granted with a grant date fair value of $165,000 at each Annual Meeting of our Shareholders to each non-employee director who (i) has served as a non-employee member of our Board for at least six months prior to the Annual Meeting and (ii) continues to serve following such Annual Meeting. Such refresher RSU awards will have an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, and will vest on the first anniversary of their grant date (or the day immediately preceding the next Annual Meeting, if sooner). The non-employee directors who were serving on the Board as of the effective date of the non-employee director compensation policy in March 2021 first became eligible to receive a refresher RSU award in 2024. Each of our current non-employee directors has served on our Board since the effective date of such policy and, accordingly, each of our current non-employee directors received a refresher RSU award in 2024.

Retainer RSU Award. Pursuant to the non-employee director compensation policy, each non-employee director may elect to receive all of his or her cash compensation payable thereunder as an RSU award, which we refer to as the retainer RSU award. If a non-employee director timely makes this election, the retainer grant will be automatically granted to the non-employee director on January 1 of each year and will have an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to the aggregate cash compensation that would have otherwise been paid for the upcoming calendar year. Each retainer RSU award will vest in four equal installments on the last day of each of the company’s fiscal quarters, subject to the non-employee director’s continued service though each applicable vesting date. None of our current non-employee directors has made such an election.

Each of the RSU awards granted under the non-employee director compensation policy described above will be granted under our 2021 Equity Incentive Plan (“2021 Plan”). Each such award will vest subject to the non-employee director’s continued service with us through each applicable vesting date, provided that each RSU award will vest in full upon a “Change in Control,” as defined in the 2021 Plan.

26	ACV AUCTIONS

 PROPOSAL 2: APPROVE OFFICER EXCULPATION REVISIONS TO

 OUR AMENDED AND RESTATED CERTIFICATE OF

 INCORPORATION TO LIMIT THE LIABILITY OF OFFICERS

 AS PERMITTED BY DELAWARE LAW.

Our Board of Directors has adopted and declared advisable revisions to our Amended and Restated Certificate of Incorporation to provide for the elimination of monetary liability of certain officers of the company in certain limited circumstances (the Officer Exculpation Revisions) as permitted under the General Corporation Law of the State of Delaware (DGCL). The Officer Exculpation Revisions also provide that if the DGCL is further amended to eliminate or limit the liability of officers, the liability of such officers will be limited or eliminated to the fullest extent permitted by applicable law, as so amended. In addition, while the Officer Exculpation Revisions also include conforming changes to the existing exculpation provision related to directors of the company set forth in Article VI of our Amended and Restated Certificate of Incorporation, the current exculpation protections available to the directors remain unchanged as a result of the Officer Exculpation Revisions. The proposed revised Amended and Restated Certificate of Incorporation, which reflects the Officer Exculpation Revisions and the Reclassification Revisions (as defined below) (The Eleventh Amended and Restated Certificate of Incorporation), is attached hereto as Appendix B.

Pursuant to and consistent with Section 102(b)(7) of the DGCL, our existing Amended and Restated Certificate of Incorporation already eliminates the monetary liability of directors to the fullest extent permitted by Delaware law, but does not provide for exculpation of officers. Effective August 1, 2022, Section 102(b)(7) of the DGCL (Section 102(b)(7)) was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain officers. Consistent with Section 102(b)(7), the Officer Exculpation Revisions would only permit exculpation of certain officers for breaches of the fiduciary duty of care for direct claims brought by shareholders. This means that our Board and shareholders may still bring claims on behalf of the company for a breach of the fiduciary duty of care against officers. Like the provision limiting the liability of directors, the Officer Exculpation Revisions do not permit the elimination of liability of officers for any breach of the duty of loyalty to the company or its shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The Officer Exculpation Revisions also do not permit the limitation of liability of officers in any derivative action. The officers who would be covered by the Officer Exculpation Revisions include any officer who, during the course of conduct alleged to be wrongful, (i) is or was the company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in the company’s public filings with the Securities and Exchange Commission as a named executive officer; or (iii) has, by written agreement with the company, consented to being identified as an officer for purposes of service of process in Delaware. The description of the Officer Exculpation Revisions is qualified in its entirety by and should be read in conjunction with the full text of The Eleventh Amended and Restated Certificate of Incorporation, which is attached hereto as Appendix B.

We believe that adopting the Officer Exculpation Revisions will enable officers to exercise their business judgment in furtherance of our shareholders’ interest without the potential distraction of risking personal liability. This will further enhance the Company’s ability to retain and attract talented and experienced officers which is in the Company’s best interests, and the Company should seek to assure such persons that exculpation under certain circumstances is available. Our Board believes that a failure to adopt the Officer Exculpation Revisions could impact the Company’s recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs or defenses, and other risks of proceedings exceed the benefits of serving as an officer of the Company. In addition, the Board believes the Officer Exculpation Revisions better align the protections available to the company’s officers with those currently available to the company’s directors.

The Board has determined that it is in the best interests of the company and our shareholders to adopt the Officer Exculpation Revisions. Our officers will receive the liability exculpation protections afforded by the Officer Exculpation Revisions effective upon the company’s filing of The Eleventh Amended and Restated Certificate of Incorporation setting forth the Officer Exculpation Revisions with the Delaware Secretary of State, which is anticipated to occur promptly following the date of the Annual Meeting if this Proposal Two is adopted by our shareholders. The Board retains the discretion to abandon, and not implement, the Officer Exculpation Revisions at any time before it becomes effective, even if it is approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OFFICER EXCULPATION REVISIONS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY DELAWARE LAW.

2025 PROXY STATEMENT	27

 PROPOSAL 3: APPROVE RECLASSIFICATION REVISIONS TO OUR AMENDED AND

 RESTATED CERTIFICATE OF INCORPORATION TO ACCOUNT FOR THE AUTOMATIC

 CONVERSION OF ALL OF OUR OUTSTANDING CLASS B COMMON STOCK TO

 CLASS A COMMON STOCK EFFECTIVE AS OF DECEMBER 31, 2024 AND TO

 RECLASSIFY EACH OUTSTANDING SHARE OF THE COMPANY’S CLASS A

 COMMON STOCK INTO A SHARE OF THE COMPANY’S COMMON STOCK

As described below, pursuant to the terms included in our Amended and Restated Certificate of Incorporation as currently in effect, the use of our dual class structure concluded under its terms. All Class B shares were converted into Class A shares as of December 31, 2024. We propose that our shareholders approve revisions (the Reclassification Revisions) to our Amended and Restated Certificate of Incorporation to account for the automatic conversion of all of our outstanding Class B common stock to Class A common stock effective as of December 31, 2024 and to reclassify each outstanding share of the Company’s Class A common stock into a share of the Company’s common stock.

Our Board of Directors has adopted and declared advisable revisions to our Amended and Restated Certificate of Incorporation to, include certain ministerial changes to account for the automatic conversion of all of the then outstanding Class B common stock to Class A common stock effective as of December 31, 2024 and to subsequently reclassify each outstanding share of Class A common stock into a share of the Company’s common stock.

Our existing Amended and Restated Certificate of Incorporation includes provisions related to our prior dual class structure. During the fourth quarter of 2024, the number of outstanding shares of our Class B common stock declined such that the total number of outstanding shares of our Class B common stock represented less than 5% of the total aggregate number of outstanding shares of our Class A common stock and our Class B common stock. Under the terms of our existing Amended and Restated Certificate of Incorporation, our Class B common stock automatically converted to Class A common stock effective as of December 31, 2024. This resulted in 3,550,142 shares of Class A common stock being issued on December 31, 2024 with the related shares of Class B common stock being cancelled.

The Board has determined that it is in the best interest of the company and our shareholders to adopt the Reclassification Revisions. The ministerial changes will be effective upon the company’s filing of the Eleventh Amended and Restated Certificate of Incorporation with the Delaware Secretary of State which is anticipated to occur promptly following the date of the Annual Meeting if this Proposal Three is adopted by our shareholders. The Board retains the discretion to abandon, and not implement, the Reclassification Revisions at any time before it becomes effective, even if it is approved by our shareholders.

Our Board believes that the Reclassification Revisions significantly simplify the certificate of incorporation by removing provisions related to our prior dual class structure, which are no longer applicable. In addition, the Reclassification Revisions reclassify our Class A common stock to common stock to reflect that the Company no longer has a dual class structure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RECLASSIFICATION REVISIONS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ACCOUNT FOR THE AUTOMATIC CONVERSION OF ALL OF OUR OUTSTANDING CLASS B COMMON STOCK TO CLASS A COMMON STOCK EFFECTIVE AS OF DECEMBER 31, 2024 AND TO RECLASSIFY EACH OUTSTANDING SHARE OF THE COMPANY’S CLASS A COMMON STOCK INTO A SHARE OF THE COMPANY’S COMMON STOCK.

28	ACV AUCTIONS

 PROPOSAL 4: APPROVAL, ON A NON-BINDING,

 ADVISORY BASIS, OF THE COMPENSATION OF

 OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (as disclosed under “Compensation Discussion and Analysis,” the tables included under the heading “Executive Compensation” and the accompanying narrative).

You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Compensation Discussion and Analysis” in this Proxy Statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.

The vote on this resolution is not intended to address any specific element of compensation, rather the vote relates to the compensation of our named executive officers in its totality, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

In accordance with Section 14A of the Exchange Act rules, shareholders are asked to approve the following non-binding resolution:

“RESOLVED, that the Company’s shareholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the ACV Auctions Annual Meeting of Shareholders to be held on May 28, 2025, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative.”

The approval of this non-binding proposal requires the affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of common stock present by virtual attendance or represented by proxy and voting affirmatively or negatively at the Annual Meeting.

Since this proposal is an advisory vote, the result will not be binding on our Board of Directors or our Compensation Committee. However, our Board of Directors values our shareholders’ opinions, and our Board of Directors and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.

2025 PROXY STATEMENT	29

 EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of the date of this Proxy Statement:

NAME	AGE	PRINCIPAL POSITION

George Chamoun	50	Chief Executive Officer and Director

Craig Anderson	48	Chief Corporate Development and Strategy Officer

Leanne Fitzgerald	59	Chief Legal Officer and Secretary

Vikas Mehta	49	Chief Operating Officer

Michael Waterman	56	Chief Sales Officer

William Zerella	68	Chief Financial Officer

George Chamoun Director, Chief Executive Officer	William Zerella Chief Financial Officer	Vikas Mehta Chief Operations Officer	Michael Waterman Chief Sales Officer	Craig Anderson Chief Corporate Development and Strategy Officer	Leanne Fitzgerald Chief Legal Officer

Biographical information for George Chamoun is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

William Zerella has served as our Chief Financial Officer since September 2020. Prior to joining us, Mr. Zerella served as Chief Financial Officer of Luminar Technologies, Inc. from June 2018 to May 2020. Mr. Zerella also served as Chief Financial Officer of Fitbit, Inc. from June 2014 to June 2018. In addition to these roles, he has previously served as Chief Financial Officer for Vocera Communications, Inc., Force10 Networks Inc., Infinera Corporation and Calient Technologies, Inc., along with holding various other senior-level financial and management positions at additional companies, including GTECH Corporation and Deloitte & Touche LLP. Mr. Zerella is currently a member of the Board of TKB Critical Technologies 1, where he also serves as chair of the Audit Committee. Mr. Zerella holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the New York University Leonard N. Stern School of Business.

Vikas Mehta has served as our Chief Operating Officer since January 2019. Prior to joining us, Mr. Mehta served for over a decade in several leadership roles in North America and Europe at eBay, Inc. (“eBay”), including as Payments Lead, Americas from June 2018 to January 2019 and General Manager, Consumer Business Germany from June 2015 to May 2018. He has also served as Chief Operating Officer at Kijiji, an eBay subsidiary and Canada’s largest classifieds site, in addition to earlier roles at the company. Prior to joining eBay, Mr. Mehta served as Manager of Sourcing Strategy at The Allstate Corporation. Mr. Mehta holds a B.S. in chemical engineering from the University of Florida and master’s degrees in chemical engineering and technology policy from the Massachusetts Institute of Technology.

Michael Waterman has served as our Chief Sales Officer since April 2019, and previously served as our Senior Vice President, Business Development beginning in October 2016. Prior to his arrival at our Company, Mr. Waterman served in various product and sales management roles, including as Division Vice President at Dealertrack, Inc. from November 2012 until July 2016, Director, Strategic Dealer Sales at ADESA, Inc. from March 2011 until October 2013 and National Sales Director, Inventory Solutions at Dealertrack, Inc. from March 2006 until March 2011. He began his career managing automobile dealerships. Mr. Waterman holds a B.S. in finance from Kent College.

30	ACV AUCTIONS

EXECUTIVE OFFICERS

Craig Anderson has served as our Chief Corporate Development and Strategy Officer since June 2018. He previously served as Chief Financial Officer at Compass, a real estate platform, from July 2017 until March 2018. Before that, Mr. Anderson served as Chief Financial Officer and Chief Operating Officer of Flywheel Sports, a technology-enabled fitness provider, from September 2015 to June 2017, as well as President and Chief Operating Officer at Opt-Intelligence, an advertising exchange, from April 2013 to September 2015. Mr. Anderson began his career as an attorney at O’Melveny & Myers LLP before moving to the investment banking division of The Blackstone Group. Mr. Anderson holds a B.A. in economics from the University of California, Berkeley, a J.D. from Harvard Law School and an M.B.A. from The Wharton School at the University of Pennsylvania.

Leanne Fitzgerald has served as our Chief Legal Officer and Secretary since February 2022. Prior to her appointment at ACV, she was Senior Vice President, General Counsel and Secretary at Cerence, Inc. a provider of voice assistant solutions to automotive OEMs, since October 2019. Previously, Ms. Fitzgerald was with Nuance Communications Inc. (“Nuance”) and served as its Vice President, Associate General Counsel, Corporate, Securities and Compliance and Assistant Secretary from 2018 and as Vice President, Associate General Counsel and Assistant Secretary since 2014, and Associate General Counsel Intellectual Property since 2008. Prior to joining Nuance, she served in a variety of positions with increasing responsibility in the legal department of EMC Corporation from 1994 to 2008, culminating as Associate General Counsel. Ms. Fitzgerald holds a B.S. in engineering from the University of Massachusetts at Amherst and a J.D. from the University of New Hampshire School of Law, the Franklin Pierce Law Center.

2025 PROXY STATEMENT	31

 COMPENSATION DISCUSSION

 AND ANALYSIS

OUR NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis section discusses our executive compensation policies and how and why our Compensation Committee arrived at specific compensation decisions for the fiscal year ended December 31, 2024 for the individuals who served as our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2024 (collectively, the “NEOs”). Our NEOs are George Chamoun, William Zerella, Vikas Mehta, Michael Waterman and Craig Anderson.

This CD&A is divided into three sections:

Executive Summary	2024 Business Highlights Objectives, Philosophy, and Elements of Executive Compensation Key Features or our Executive Compensation Program Executive Compensation Program Structure

How We Determine Executive Compensation	Role of Our Compensation Committee and Management Role of Compensation Consultant Use of Competitive Market Compensation Data Factors Used in Determining Executive Compensation

2024 Executive Compensation Program	Base Salary Annual Performance-Based Bonus Program Long-Term Incentives Other Features of our Executive Compensation Program

Executive Summary

BUSINESS HIGHLIGHTS

ACV is on a mission to transform the automotive industry by building the most trusted and efficient digital marketplace and data solutions for sourcing, selling, and managing used vehicles with transparency and comprehensive insights that were once unimaginable.

We provide a highly efficient and vibrant marketplace platform (“marketplace platform” or “marketplace”) for wholesale vehicle transactions and data services that offer transparent and accurate vehicle information to our customers. Our marketplace platform leverages data insights and technology to power our digital marketplace and data services, enabling our dealers and commercial partners to buy, sell, and value vehicles with confidence and efficiency. We strive to solve the challenges that the used automotive industry has faced for generations and provide powerful technology-enabled capabilities to our dealers and commercial partners who fulfill a critical role in the automotive ecosystem. We help dealers source and manage inventory and accurately price their vehicles as well as process payments, transfer titles, manage arbitrations, and finance and transport vehicles.

32	ACV AUCTIONS

COMPENSATION DISCUSSION AND ANALYSIS

FINANCIAL AND BUSINESS HIGHLIGHTS FOR FISCAL YEAR ENDED DECEMBER 31, 2024

For the fiscal year ended December 31, 2024, highlights of our business included the following:

$637M Revenue 32% increase YOY	$573M Marketplace and Service Revenue 36% increase YOY	$9.5B Marketplace GMV(1) 7% increase YOY	743,008 Marketplace Units(2) 24% increase YOY	3M Vehicles Sold Since Launching ACV

(1)

Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Units (as described in the next paragraph) transacted on our digital marketplace. We believe that Marketplace GMV acts as an indicator of the success of our marketplace, signaling satisfaction of dealers and buyers on our marketplace, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted through our digital marketplace within the applicable period, excluding any auction and ancillary fees.

(2)

Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers on the ACV platform, the vibrancy of our digital marketplace and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted on our marketplace within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial to date. Marketplace Units excludes vehicles that were inspected by ACV, but not sold on our digital marketplace. Marketplace Units have generally increased over time as we have expanded our territory coverage, added new dealer partners and increased our share of wholesale transactions from existing customers.

OBJECTIVES, PHILOSOPHY, AND ELEMENTS OF EXECUTIVE COMPENSATION

Each year our Compensation Committee thoroughly reviews our executive compensation program with guidance from our internal People Team and the Committee’s independent compensation consultant, Compensia. Their ultimate goal is to establish an executive compensation program that attracts, retains, incentivizes, and rewards high-caliber, results-oriented executives who create and sustain value for our shareholders over the long term. We believe the following philosophies have facilitated our ability to compete for and retain talent and have facilitated key contributions to our long-term success. Our executive compensation program aims to achieve the following main objectives:

Market Competitive Pay	Position our base and incentive compensation programs competitively against our compensation peers from similar industries and sectors to attract and retain top talent and ensure the competitiveness of our pay packages

Pay for Performance	Provide incentives that motivate and reward executives to achieve our key measurable performance goals to establish and maintain a strong link between pay and performance

Align Executive and Investor Interests	Align our executives’ interests with those of our shareholders by linking their long-term incentive compensation opportunities to shareholder value creation and their short-term compensation incentives to our annual performance.

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

The key features of our executive compensation program, policies and practices include the following:

WHAT WE DO	WHAT WE DON’T DO

✓  Only independent Directors on the Compensation Committee

✓  Engage independent third-party compensation consultant

✓  Annual assessment by our Compensation Committee on the compensation philosophy, strategy and peer group

✓  Maintain a pay mix that is heavily performance-based

✓  Align executive compensation outcomes with company and individual performance

✓  All executive officers are at-will employees

✓  Seek annual shareholder advisory approval of executive compensation

✓  Maintain an incentive clawback policy covering both cash and equity compensation

✓  Grant at-risk performance-based awards (PSUs) as a new component of executive equity compensation

☒   No hedging or pledging of ACV stock.

☒   No pension arrangements or retirement plans or arrangements with our NEOs different than those offered to all employees

☒   No single-trigger vesting acceleration upon a change in control

☒   No discounted stock options or stock appreciation rights

☒   No excessive perks

☒   No excise tax gross-ups

☒   No guaranteed salary increases or bonuses

☒   No payment of dividends or settlement of dividend equivalents on unvested equity awards

☒   No uncapped short-term or long-term incentive payouts

2025 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM STRUCTURE

Our executive compensation program generally consists of the following three principal components: base salary, short-term incentives through performance-based bonuses (payable in cash or equity at our discretion) and long-term equity incentive compensation. We also provide our NEOs with benefits available to all our employees, including retirement benefits under ACV’s 401(k) plan and participation in our employee health and welfare benefit plans. The chart below summarizes the three main elements of our executive compensation in 2024, their objectives and key features.

COMPONENT	FORM OF PAYMENT/METRICS	PURPOSE

Base Salary	Fixed Cash Payment	Provides stable income for performing job responsibilities

Short-Term Incentives	Variable Payment in Cash or Equity at the company’s option Metrics: • 50% Revenue • 50% EBITDA Features: • Pre-set goals • Payout capped at 150% of target	Rewards achievement of key pre-established corporate financial results for the year that have been identified as the key drivers for our success. As we are a relatively early-stage company, our financial metrics are reviewed and established annually to align corporate objectives and reinforce key priorities of the organization.

Long-Term Incentives

•  Time-based RSUs

•  Performance-based PSUs

Metrics (for PSUs):

•  Stock Price Condition (as defined below)

Features:

•  RSUs have a 4-year ratable vesting period

•  PSUs have a 3-year performance period with cliff vesting

Motivates and rewards for long-term company performance, aligns management and shareholder interests and attracts highly qualified executives and encourages their continued employment over the long-term.

Our executive compensation program provides a market-competitive compensation package to our NEOs that includes significant short-term incentives for the achievement of measurable corporate objectives and long-term incentives that are time based and/or tied to our stock price. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize shareholder value.

To maintain a competitive compensation program, we offer cash compensation in the form of base salaries as well as short-term incentives in the form of annual performance-based payments (payable in cash or equity at our discretion). We also grant our NEOs long-term incentive compensation in the form of both RSUs and performance stock units (“PSUs”).

34	ACV AUCTIONS

COMPENSATION DISCUSSION AND ANALYSIS

For the 2024 compensation cycle, the Compensation Committee enhanced our long-term incentive program with the introduction of PSUs, a new form of award consisting of at-risk performance-based compensation, to establish another link between the payout of long-term incentive awards and the performance of our business. The PSUs are subject to both service-based vesting conditions and a requirement that the average closing price of the Company’s Class A Common Stock, as measured over a period of 30 trading days commencing at the grant date and ending July 1, 2027, equals or exceeds a designated level (the “Stock Price Condition”). The PSUs will vest in one-third installments on each of July 1, 2025, 2026 and 2027, provided that the Stock Price Condition has been satisfied prior to the relevant date. If the Stock Price Condition has not yet been satisfied prior to the relevant date, then the PSUs that otherwise would have vested on such date will remain unvested unless and until the Stock Price Condition has been satisfied. If the Stock Price Condition has not been satisfied by July 1, 2027, then the PSUs will be forfeited on that date. In each circumstance, vesting is subject to the NEO’s continued service with the Company until the time of vesting. In 2024, the Share Price Condition was not met and there were no PSUs vested.

For 2024, 24% of our CEO’s long-term incentive award, and on average, 30% of other NEOs’ long term incentive awards were comprised of PSUs. By linking vesting of the PSUs awarded to the Stock Price Condition, we believe that we have advanced our goal of developing objective risk-based deferred compensation programs and further strengthened the link between shareholder value creation and compensation of our NEOs.

We believe that both RSUs and PSUs align the interests of our executives with our shareholders and provide a longer-term focus through either a multi-year vesting schedule for RSUs or cliff vesting over the course of a multi-year performance period for PSUs, while managing dilution to existing investors and providing greater predictability to our NEOs in the value of their compensation. We further believe the total compensation package for our executive officers aligned with market practices in our competitive markets.

For the fiscal year ending December 31, 2024, we used RSUs and PSUs to configure our long-term equity incentives for our executive officers, including our NEOs. Prior to our initial public offering in March 2021, we granted certain members of our management team, including some of our NEOs, long-term incentive compensation in the form of stock options. Since the time of the IPO until the 2024 fiscal year, our management team, including our NEOs received long-term equity incentives in the form of time-based RSUs, and in 2024, our NEOs also received PSUs to more closely align our compensation program with shareholder value.

During the fiscal year ended December 31, 2024, the Compensation Committee, with the assistance of our independent compensation consultant, Compensia, reviewed our executive compensation, including base salaries, short-term incentives, equity awards and benefit programs, to confirm the continued alignment of our compensation program with shareholder interests and appropriate rewards and incentives for our NEOs.

How We Determine Executive Compensation

Our philosophy is to offer an executive compensation program that enables us to attract, retain, incentivize and reward high-performing executives who create and sustain value for our shareholders over the long term. We strive to offer fair and competitive compensation designed to reinforce a results-oriented management culture focusing on the achievement of both short-term and long-term goals and objectives. Compensation received by executives is intended to be commensurate with organization performance and competitive with our market peers.

ROLE OF OUR COMPENSATION COMMITTEE AND MANAGEMENT

The Compensation Committee is appointed by our Board of Directors and helps our Board of Directors oversee our compensation program, policies, and plans. The Compensation Committee is responsible for reviewing and determining all compensation paid to our executive officers, including our NEOs, and reviewing and revising our compensation practices, policies and programs.

The Compensation Committee meets quarterly, and with greater frequency if necessary, throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, short-term incentives, and long-term incentives) for our NEOs on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation and retains the final authority to make all compensation decisions for our executive officers except our Chief Executive Officer whose compensation is determined by our Board following the recommendations of our Compensation Committee. The Compensation Committee does not have formal policies for allocating compensation among base salary, short-term incentives, and long-term incentives or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives.

2025 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

In fulfilling its responsibilities, the Compensation Committee considers input from Compensia and, as appropriate, management. Our executive officers are not present during deliberations of, or decisions regarding, their own compensation. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations with respect to each of our NEOs, other than himself. While the Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own performance and compensation and is not present for these discussions. The Compensation Committee discusses and recommends proposed compensation for the Chief Executive Officer to our Board of Directors, which then approves the Chief Executive Officer’s compensation and equity awards. From time to time, various other members of management and other employees as well as outside advisors or consultants are invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings, including William Zerella (Chief Financial Officer), Leanne Fitzgerald (Chief Legal Officer) and Sallie Reid (Chief People Officer).

ROLE OF COMPENSATION CONSULTANT

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee directly engaged Compensia as its independent compensation consultant for the fiscal year ended December 31, 2024. Compensia’s engagement included:

•	Assisting the Compensation Committee with reviewing and updating a group of peer companies to use as a reference in making executive compensation decisions;

•	Evaluating the efficacy of ACV’s existing executive compensation strategy and practices in supporting and reinforcing ACV’s long-term goals including assisting with the design of executive PSUs;

•	Periodically reviewing and advising on compensation trends and regulatory developments;

•	Reviewing market and peer group equity usage metrics to assist with understanding of ACV’s equity budget relative to market; and

•	Periodically conducting a review of our non-employee director compensation policies and practices.

The Compensation Committee analyzed whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and the applicable Nasdaq listing standards applicable to us in 2024. Compensia did not perform any work for us in 2024 other than in respect of executive officers, and compensation of our vice presidents and non-executive officers. Based on its analysis, the Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia do not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

USE OF COMPETITIVE MARKET COMPENSATION DATA

The Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the Compensation Committee directed Compensia to review and update a proposed peer group list of the publicly traded companies to be used in connection with assessing our compensation practices.

Compensia proposed, and the Compensation Committee approved, a group of independent public companies that are reasonably comparable to ACV in terms of industry, sector, and financial characteristics to provide management and the Compensation Committee with relevant compensation information to support compensation decision-making. The executive compensation peer group was intended to reflect companies with executive positions of similar scope and complexity to ACV. In determining the peer group for 2024, Compensia considered the industry and business focus of the peers, focusing on software, software as a service, marketing and online automotive industries. The peer group for 2024 also includes companies in similar industries, as these are companies with which we compete for talent (KAR Auctions, CarGurus, and Cars.com). Compensia also considered revenue (target range $200 million to $1 billion, which represents 0.3x to 1.6x of ACV’s revenue in 2024) and market capitalization (target range $260 million to $6.8 billion, which represents 0.12x to 3.0x of ACV’s market capitalization as of January 2024). One peer company from 2023, Duck Creek Tech, was not included on the peer list for 2024 because it is no longer a publicly traded company, and KAR Global, a peer company in 2023, changed its name to OpenLane in 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

The peer group with respect to the fiscal year ended December 31, 2024 is as follows:

AppFolio (APPF)	LivePerson (LPSN)

BlackLine (BL)	PagerDuty (PD)

CarGurus (CARG)	Q2 Holdings (QTWO)

Cars.com (CARS)	Rapid7 (RPD)

Chegg (CHGG)	Shutterstock (SSTK)

Digital Turbine (APPS)	Sprout Social (SPT)

Everbridge (EVBG)	Varonis Systems (VRNS)

OpenLane (KAR)

Using data compiled from the peer companies, Compensia completed an assessment of our executive compensation to inform the Compensation Committee’s determinations regarding executive compensation for the fiscal year ended December 31, 2024. Compensia prepared, and the Compensation Committee reviewed, a range of market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, performance bonuses, equity compensation (valued based both on an approximation of grant date fair value and as well as ownership percentage), total target cash compensation (base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation) with respect to each of the executive officers, including our NEOs. The Compensation Committee did not target pay to directly fall at any particular percentile of the market data but rather reviewed these market data reference points as a helpful reference point in making compensation decisions for the fiscal year ended December 31, 2024. The peer group and salary survey information were used as a guide for total direct compensation, with a tendency to set base salary and short-term incentive compensation below the 50th percentile and place more emphasis on long-term incentives, more fully aligning with shareholder interest. Market data is only one of the factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee considers other factors as described below under “Factors Used in Determining Executive Compensation.”

FACTORS USED IN DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee sets the compensation of our NEOs at levels determined to be competitive and appropriate for each NEO, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the factors listed below.

•	Existing and future business needs

•	Individual performance, experience, skills, and the requirements and scope of the position

•	Need to attract new talent and retain existing talent in a highly-competitive industry

•	Existing and potential future wealth creation

•	Current compensation relative to market data described above

•	Our Chief Executive Officer’s recommendations (other than in respect to the Chief Executive Officer’s own compensation), based on his direct knowledge of the performance by each of the other NEOs

•	Advice from Compensia

•	Company performance

2024 Executive Compensation Program

At our 2024 Annual Meeting of Shareholders, we conducted a non-binding shareholder advisory vote on the compensation of our NEOs (commonly known as a “say-on-pay” vote). Our shareholders supported the say-on-pay proposal with over 99% of the votes cast. The Compensation Committee considered the result and believes that it demonstrates that our shareholders are highly supportive of our executive compensation program.

2025 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

BASE SALARY

Base salary represents the fixed portion of the compensation of our executive officers, including our NEOs, and is an important element of compensation intended to attract and retain highly talented individuals. On May 28, 2024, the Compensation Committee reviewed the base salaries of our NEOs other than our Chief Executive Officer, taking into consideration the competitive market analysis prepared by Compensia and the recommendations of our Chief Executive Officer, as well as the other factors described in the section above. Following this review, the Compensation Committee did not approve any adjustment to base salaries for our NEOs for the remainder of 2024 (with our Board of Directors agreeing that there would be no adjustment to the base salary of the Chief Executive Officer):

NEO	2024 BASE SALARY	2023 BASE SALARY

George Chamoun	$475,000	$475,000

William Zerella	$440,000	$440,000

Vikas Mehta	$440,000	$440,000

Michael Waterman	$395,000	$395,000

Craig Anderson	$380,000	$380,000

ANNUAL PERFORMANCE-BASED BONUS PROGRAM

Our annual performance-based bonus program for our executive officers, including our NEOs (the “Performance Bonus Plan”) provides incentive compensation that is specifically designed to motivate our NEOs to achieve preestablished company-wide priorities set by the Board of Directors or Compensation Committee and to reward them for results and achievements in a given year. The annual target bonus opportunities for our NEOs are typically determined by the Compensation Committee (with approval of the Board of Directors, in the case of our CEO) each year and are expressed as a percentage of each individual’s annual base salary, with the potential bonus opportunity generally commensurate with each NEO’s role and responsibilities and communicated to each NEO. The company-wide priorities are measured at the end of each year after our financial statements have been prepared. The Performance Bonus Plan amounts are paid out in cash or equity or a combination of the two.

The Compensation Committee established the size of the NEOs’ annual target bonus opportunities following a review of the factors described in the section above and did not increase the target bonus opportunity (percentage of base salary) for any of the NEOs, nor recommend to the Board a change to the CEO’s target. The Compensation Committee also did not increase for the NEOs or recommend to the Board an increase for the CEO, to the base salary on which the bonus is based between 2023 and 2024. The target bonus opportunities approved for each of our NEOs for the fiscal year ended December 31, 2024 were as follows:

NEO	TARGET BONUS OPPORTUNITY (% OF BASE SALARY)	TARGET BONUS OPPORTUNITY(1)

George Chamoun	130%	$617,500

William Zerella	90%	$396,000

Vikas Mehta	90%	$396,000

Michael Waterman	100%	$395,000

Craig Anderson	90%	$342,000
(1)	Actual payouts of bonuses for 2024 are described below in the section titled “Fiscal Year Ended December 31, 2024 Bonus Payouts.”

EXECUTIVE BONUS GOAL SETTING.

The Compensation Committee approved the performance metrics and their relative weighting for the performance-based bonus awards under the Performance Bonus Plan for the fiscal year ended December 31, 2024 in May 2024. The targets against which performance is measured are generated through our annual operating plan process, which was approved by our Board of Directors, and the performance targets were reviewed with our Compensation Committee and finalized in May 2024. Under the Performance Bonus Plan, the Compensation Committee has sole discretion and authority to administer and interpret the plan, including establishing corporate performance goals, and the relative weights of such performance goals. The Board of Directors also approves the Chief Executive Officer’s bonus opportunity under the Performance Bonus Plan, as recommended by the Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee recommended to the Board of Directors that the Performance Bonus Plan use Adjusted EBITDA, as well as GAAP revenue to determine the bonus in accordance with the following goals. The Adjusted EBITDA threshold is a gate that must be met for any bonus payment to be made. Once the gate has been met, between the threshold and the stretch goals a linear curve is applied with a fifty percent (50%) payout at threshold, one hundred percent (100%) payout at target, and one-hundred and fifty percent payout (150%) at stretch.

REVENUE 50%

Threshold	Target	Stretch

$625M	$653.4M	$673.6M
ADJUSTED EBITDA 50%

Threshold	Target	Stretch

$25M	$29M	$37.5M

Adjusted EBITDA is a performance measure that we use to assess our operating performance and the operating leverage in our business. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; other (income) expense, net; provision for income taxes; and other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses. For further explanation of the uses and limitations of this measure and a reconciliation of our Adjusted EBITDA to the most directly comparable GAAP measure, net income (loss), please see “Appendix A: Non-GAAP Financial Measures” at the end of this CD&A.

The NEOs’ performance-based bonus awards for the fiscal year ended December 31, 2024 are tied to the achievement of these goals, as set forth below.

FISCAL YEAR ENDED DECEMBER 31, 2024 BONUS PAYOUTS

In accordance with the target levels for the Performance Bonus Plan approved in 2024 as described above, the NEOs were awarded 127.5% of their target bonus. The Adjusted EBITDA has a threshold of $25 million and target of $29 million, with the compensation committee-approved achievement rate of $36.8 million of Adjusted EBITDA resulting in a payout of the Adjusted EBITDA component at 145% of target. The GAAP revenue threshold was $625 million, and the target was $653.4 million, with the compensation committee-approved achievement rate of $657.4 million of GAAP revenue resulting in a payment of the component based on GAAP revenue at 110% of target. Adjusted EBITDA achievement (at 145%) and revenue achievement (at 110%) each account for 50% of the target bonus.

NEO	TARGET BONUS OPPORTUNITY (% OF BASE SALARY)	TARGET BONUS OPPORTUNITY	ACTUAL BONUS EARNED	NUMBER OF VESTED RSUS EARNED	VALUE EARNED

George Chamoun	130%	$617,500	$787,313	40,772	$575,293	(1)

William Zerella	90%	$396,000	$504,900	34,046	$504,902	(2)

Vikas Mehta	90%	$396,000	$504,900	34,046	$504,902	(2)

Michael Waterman	100%	$395,000	$503,625	33,960	$503,627	(2)

Craig Anderson	90%	$342,000	$436,050	29,404	$436,061	(2)
(1)

The value earned for Mr. Chamoun was lower than the actual bonus earned because the number of fully vested RSUs granted to Mr. Chamoun was determined based on the closing fair market value of the stock over the thirty (30) day trailing average.

(2)

The number of fully vested RSUs granted to the applicable NEO in satisfaction of the amount payable under the Performance Bonus Plan was determined based on the closing fair market value of the stock on March 4, 2025.

The bonus paid to our NEOs under the 2024 Performance Bonus plan exceeded the target bonus and was below the stretch bonus. The Compensation Committee exercised its discretion in determining payment due to changes underlying the original assumptions in the Performance Bonus Plan and the Company’s performance during 2024. The target Adjusted EBITDA and revenue were set at the beginning of 2024 with the expectation there would be a modest improvement in the dealer-to-dealer wholesale market during the 2024 year. However, it was the Compensation Committee’s belief, based on a combination of internal and third-party data, the wholesale market was modestly down for the year. Additionally, $1.1 billion was added to ACV’s market cap during 2024 due to a stock price increase of 45%, and the company remained well below the 3% dilution target for equity grants. Because of the combination of market condition factors, stock performance, and the Compensation Committee’s determination that the NEO’s performance throughout 2024 had been excellent during a challenging year, the Compensation Committee approved the foregoing achievement rates and the bonus payout. The Board approved the same for Mr. Chamoun.

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COMPENSATION DISCUSSION AND ANALYSIS

At the company’s discretion, the bonuses were paid out in fully vested RSUs rather than cash, and while the number of shares were determined for most NEOs based on the closing fair market value of the stock on the date of grant, in an effort to reduce the effect of the CEO’s bonus on stock dilution and take into account the volatility of the stock at the time, the Board chose to determine the number of shares for Mr. Chamoun based on the closing fair market value of the stock over a thirty (30)-day trailing average, resulting in 27% fewer shares being granted given the decline in the stock price in late February and early March of 2024.

LONG-TERM INCENTIVES

We view long-term incentive compensation in the form of equity awards to be a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers, including our NEOs, to create value for our shareholders. Equity awards also help us retain qualified management in an increasingly competitive market.

Long-term incentive compensation opportunities in the form of equity awards are granted to our NEOs other than our Chief Executive Officer by the Compensation Committee. The Compensation Committee recommends, and the Board of Directors approves, equity awards made to our Chief Executive Officer. As with other elements of compensation, the Compensation Committee determines or recommends, as applicable, the amount of long-term incentive compensation for our NEOs as part of its annual compensation review and after taking into consideration the individual NEO’s responsibilities and performance and existing equity retention profiles, our total annual projected equity budget and the other factors described in “Factors Used in Determining Executive Compensation” above. For awards to NEOs other than the Chief Executive Officer, the Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances. The amounts of the equity awards are intended to provide competitively sized awards and resulting target total direct compensation opportunities that the Compensation Committee believes are reasonable and appropriate taking into consideration the factors described herein.

Our equity award program is the primary vehicle for offering long-term incentives to our NEOs. We believe that equity awards provide our NEOs with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our shareholders. To date, we have used stock options, RSU awards and PSU awards as our primary long-term incentive compensation vehicle because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our shareholders. RSUs historically have been structured for strictly service-based vesting, and in 2024 ACV introduced PSUs for our executive team which included a performance component to the incentive in addition to the service-based vesting. In 2024 such PSUs were based on a requirement that during a 3-year performance period the average closing price of the Company’s Class A Common Stock, as measured over a period of 30 trading days would equal or exceed a designated level. We will continue to evolve our PSU grants to closely align with shareholder interest. We also believe that our equity awards are an important retention tool for our NEOs, as well as for our other employees.

Prior to our initial public offering in March 2021, we granted certain members of our management team, including our NEOs, long-term incentive compensation in the form of stock options to purchase shares of our Class B common stock. As of the end of 2024 with the sunset of our dual-class structure, such stock options now allow for the purchase of Class A common stock. For the fiscal year ending December 31, 2024, we granted only RSUs and PSUs to our NEOs. The Compensation Committee determined that our 2024 equity awards for our executive officers, including our named executive officers, would be comprised solely of RSU and PSU awards. The Compensation Committee believes that RSUs and PSUs reward performance and deliver retention incentives over the long-term. RSUs and PSUs cover fewer shares than stock options to deliver a similar value to our NEOs and, as a result, enable us to minimize dilution to shareholders. The Compensation Committee considers both RSU and PSU awards to be performance-based because they provide a return directly in line with our stock price performance and align our executive officers’ interests with those of our shareholders. Equity awards are granted to our NEOs and other employees in the discretion of our Compensation Committee (and Board of Directors, in the case of the CEO) and are not made at any specific time during a year, but we have typically granted equity awards to our NEOs in late Q1 or in Q2. Our Compensation Committee has discretion whether to grant equity awards to the NEOs in any given year, and our Board of Directors has discretion whether to grant equity awards to the CEO in any given year.

In May 2024, we granted each of Mr. Chamoun, Mr. Zerella, Mr. Mehta, Mr. Waterman, and Mr. Anderson RSUs, representing a contingent right to receive 295,276 shares, 140,608 shares, 140,608 shares, 140,608 shares, and 105,456 shares, respectively, of our Class A common stock under our 2021 Plan as shown in the chart titled “2024 Grants of Plan-Based Awards”. Additionally, in May, 2024, we granted each of Mr. Chamoun, Mr. Zerella, Mr. Mehta, Mr. Waterman, and Mr. Anderson PSUs, representing a contingent right to receive 91,705 shares, 60,912 shares, 60,912 shares, 60,912 shares, 40,102 shares, respectively, of our Class A common stock under our 2021 Plan, subject to the achievement of the Stock Price Condition. These RSU and PSU grants were provided to our executives in an effort to use the equity as a long-term incentive and to bring our executives in line with market data related to compensation from comparable companies, and in determining equity amounts we consider the value of unvested RSUs and PSUs

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COMPENSATION DISCUSSION AND ANALYSIS

against the cost of new hires based on the market data. The RSUs awarded in 2024 to the NEOs vest in 16 equal quarterly installments beginning on July 1, 2024, subject to the NEO’s continued service with us as of each such date. The PSUs awarded in 2024 to the NEOs vest over a three-year performance period during which the Stock Price Condition must be met. The vesting schedule is dependent on the year during which the Stock Price Condition is met. If the Stock Price Condition was met within the first year from the date of grant (May 29, 2024), one-third of granted shares will vest on July 1, 2025, and thereafter one-third will vest on each of July 1, 2026, and 2027. If the Stock Price Condition is achieved per the award designation in year 2 following the grant, one-third of the granted shares will vest upon Stock Price Condition achievement, and thereafter one-third will vest on July 1, 2026, and the remainder July 1, 2027. If the Stock Price Condition is achieved per the award designation in year 3 following the grant, two-thirds of the granted shares will vest upon Stock Price Condition achievement, and the remainder will vest on July 1, 2027.

Prior to our initial public offering in March 2021, all of the equity awards we have granted were made pursuant to our 2015 Long-Term Incentive Plan (“2015 Plan”). Following our initial public offering, all of the equity awards we have granted have been made under the terms of our 2021 Plan.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

AGREEMENTS WITH OUR NEOS

Each of our NEOs has entered into a form of confirmatory offer letter, which has no specific term and provides for at-will employment. The offer letter supersedes and replaces the terms of any previous employment agreement. The offer letter provides for base salary, target bonus expressed as a percentage of base salary (to be determined in the sole discretion of the Company) and eligibility for participation in the Severance and Change in Control Plan (“Severance Plan”), described below.

In addition, each of our NEOs has executed our standard employee covenants agreement governing the protection of confidential information, intellectual property and inventions, which provides for a non-compete obligation and non-solicitation of employees, consultants, contractors, customers or potential customers for one year after termination of employment for any reason.

SEVERANCE AND CHANGE IN CONTROL PLAN

We maintain a Severance Plan in which our NEOs, and certain other employees, participate, at the discretion of our Compensation Committee. The purpose of the Severance Plan is to mitigate the distraction and uncertainty caused by the prospect of job loss, whether or not in connection with a change in control.

The Severance Plan provides that upon a termination of an eligible participant’s employment with us that is effected by us without “cause”, as defined in the Severance Plan (or as otherwise provided in an individual participation agreement), outside of the change in control period, an eligible participant will be entitled to receive, subject to, among other things, the execution, delivery and effectiveness of a customary release of claims in our favor, (1) a lump sum cash payment equal to a portion of his or her base salary (12 months for Mr. Chamoun and nine months for each of the other NEOs) then in effect (based on the employee designation of the participant) and (2) continued payment of premiums for the eligible participant’s continued coverage under our health insurance plans for a period of time (up to 12 months for Mr. Chamoun and nine months for each of the other NEOs). The Chief Executive Officer is additionally entitled to receive such severance benefits if he resigns for “good reason.”

The Severance Plan also provides that upon a termination of an eligible participant’s employment with us that is effected by us without “cause” within the change in control period, which is three months prior to the closing and 12 months after the closing of a change in control of our Company, the eligible participant will be entitled to receive, subject to, among other things, the execution, delivery and effectiveness of a customary release of claims in our favor, (1) a lump sum cash payment equal to a portion of his or her base salary (18 months for Mr. Chamoun and 12 months for each of the other NEOs) then in effect (based on the employee designation of the participant), (2) an additional lump sum cash payment equal to 150% (for Mr. Chamoun) or 100% (for each of the other NEOs) of the annual target cash bonus for the year in which the termination occurs, (3) continued payment of premiums for the eligible participant’s continued coverage under our health insurance plans for a period of time (up to 18 months for Mr. Chamoun and 12 months for each of the other NEOs) and (4) all time-vesting stock options and other stock awards that the participant holds as of the date of termination will accelerate, and any performance-vesting equity awards will vest and become exercisable according to the applicable award agreements. Executive officers, including our NEOs and our Chief Executive Officer, are additionally entitled to receive such severance benefits if he or she resigns for “good reason” within the change in control period.

The payments and benefits provided under the executive severance plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). These payments and benefits may also subject an eligible participant, including the NEOs, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed

2025 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.

EMPLOYEE BENEFIT PLANS AND PERKS

We do not generally provide perquisites or personal benefits to our NEOs. Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability plans, in each case on the same basis as all of our other employees. However, we do offer our NEOs company-paid supplemental individual disability insurance which provides for partial income replacement in the event of a total disability as well as some return-to-work benefits.

We maintain a defined contribution retirement plan that provides eligible employees, including each of our NEOs, with an opportunity to save for retirement on a tax-advantaged basis (the “401(k) Plan”). Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. We have the ability to make discretionary contributions to the 401(k) Plan, but do not currently make contributions. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employees are immediately and fully vested in their contributions. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.

EMPLOYEE STOCK PURCHASE PLAN

Effective March 23, 2021, we adopted the ACV Auctions Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which became effective on the date of the underwriting agreement related to the IPO. We offer all eligible U.S.-based and Canadian-based employees, including eligible NEOs, the opportunity to purchase shares of the Company’s Class A common stock pursuant to purchase rights granted to employees under the 2021 ESPP. The price at which Class A common stock is purchased under the 2021 ESPP is equal to 85% of the fair market value of the Company’s Class A common stock on the offering date or the purchase date, whichever is lower. The current offering period for the 2021 ESPP began on December 1, 2024 and will end on May 31, 2025. Mr. Mehta, Mr. Waterman and Mr. Anderson have elected to participate in the 2021 ESPP.

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COMPENSATION DISCUSSION AND ANALYSIS

CLAWBACKS
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, any current or former executive officer (including our NEOs) may be legally required to reimburse ACV for any incentive-based compensation that is granted, earned and/or vested based wholly or in part on the achievement of a financial reporting measure. Additionally, we maintain a clawback policy to comply with the requirements of the Dodd Frank Wall Street Reform and Consumer Protection Act and in accordance with the requirements of the SEC and Nasdaq,. Recovery of any erroneously awarded compensation under our clawback policy is mandatory and is not dependent on fraud or misconduct by any person in connection with the accounting restatement.
POLICY PROHIBITING HEDGING AND PLEDGING AND OTHER STOCK TRADING POLICIES
Our insider trading policy prohibits all
non-employee
directors, other applicable members of management, employees and designated consultants from purchasing our stock on margin or holding our stock in a margin account, pledging our stock as collateral for a loan or engaging in hedging, derivative or similar transactions with respect to our stock, such as prepaid variable forwards, equity swaps, collars, exchange funds, puts, calls and short sales.
Our insider trading policy also prohibits trading during certain quarterly and certain special blackout periods. Further, we have adopted
Rule 10b5-1 trading
plan guidelines that requires our NEOs to adopt the Exchange Act
Rule 10b5-1 trading
plans
(“10b5-1 plans”)
to govern all trades they make involving Company securities. Under our 10b5-1 trading
plan guidelines,
10b5-1 plans
may only be adopted or modified during an open trading window under our insider trading policy and only when such individual does not otherwise possess material nonpublic information about the Company.
COMPENSATION AND RISK MANAGEMENT
Our Compensation Committee, Compensia, and our management team each plays a role in evaluating and mitigating potential risks associated with our compensation plans, practices and policies. Our Compensation Committee, with input and support from Compensia and management, has performed a compensation risk assessment. In particular, this assessment considered compensation program attributes that help to mitigate risk, including, for example:

•	The mix of cash and equity compensation;

•	A balance of short-term and long-term incentive plan designs with multiple performance measures that emphasize top and bottom-line performance;

•	Our formal policies for equity administration;

•	Our insider trading policy, which prohibits short sales, hedging or similar transactions, derivatives trading and pledging and using ACV securities as collateral; and

•	The oversight of an independent Compensation Committee.
Based on this assessment, our Compensation Committee concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on ACV.
POLICIES ON THE TIMING OF EQUITY AWARDS
New Item 402(x) of Regulation
S-K
requires us to discuss our policies and practices on the timing of awards of options in relation to the disclosure by us of material nonpublic information by us. We historically do not time long-term incentive awards in coordination with the release of material non-public
information and have never had a practice of doing so. Accordingly, we do not consider the release of material nonpublic information in relation to the grant of such awards, and do not time such release for the purpose of affecting the value of execution compensation. In addition, we do not currently grant stock options or similar awards and have not granted any such awards since 2021.
TAX AND ACCOUNTING CONSIDERATIONS; DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), compensation paid to each of our covered employees that exceeds $1 million per taxable year is generally non-deductible.
Although our Compensation Committee considers tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for

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COMPENSATION DISCUSSION AND ANALYSIS

our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of ACV and our shareholders, which may include providing for compensation that is not deductible by ACV due to the deduction limit under Section 162(m).
ACCOUNTING CONSIDERATIONS
Our Compensation Committee considers the accounting treatment of the various elements of our executive compensation program. For example, we record our executive officers’ base salaries, equity awards, and our cash incentive compensation in our consolidated financial statements.
Our equity award accounting complies with GAAP in the United States and is transparently disclosed in our SEC filings. We follow the ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all stock-based payment awards made to our employees, including our NEOs and non-employee directors,
including stock options and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables in this Proxy Statement, even though the recipient of the awards may never realize any value from their awards.
COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of ACV’s 2025 Proxy Statement. Based on this review and discussion, our Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in ACV’s 2025 Proxy Statement and incorporated into ACV’s Annual Report on
Form 10-K for
the fiscal year ended December 31, 2024.
Respectfully submitted by:
Robert P. Goodman (Chair)
Brian Hirsch
Brian Radecki
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of ACV Auctions under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing
.

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COMPENSATION DISCUSSION AND ANALYSIS

Appendix A

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	YEAR ENDED DECEMBER 31,
	(IN THOUSANDS)
	2024	2023	2022	2021

Adjusted EBITDA Reconciliation

Net loss	$(79,700)	$(75,261)	$(102,193)	$(78,182)

Depreciation and amortization	$36,807	$19,285	$11,378	$8,753

Stock-based compensation	$68,010	$49,648	$39,324	$23,692

Interest (income) expense	$(5,093)	$(14,942)	$(4,103)	$653

Provision for income taxes	$688	$526	$87	$724

Acquisition-related costs	$3,966	$1,237	—	—

Litigation-related costs	$1,553	$—	$—	$—

Other	$1,905	$1,298	$(925)	$223

Adjusted EBITDA	$28,136	$(18,209)	$(56,432)	$(44,137)

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 EXECUTIVE COMPENSATION

2024 Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2024, 2023, and 2022, compensation awarded to, paid to, or earned by, our NEOs.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL COMPENSATION ($)

GEORGE CHAMOUN, Chief Executive Officer	2024	475,000	0	6,562,085	0	575,293	4,368	7,616,746
	2023	468,750	0	5,422,200	0	752,123	4,368	6,647,441
	2022	424,120	0	2,174,460	0	680,739	11,494	3,290,813

WILLIAM ZERELLA, Chief Financial Officer	2024	440,000	0	3,480,965	0	504,902	4,653	4,430,520
	2023	423,750	0	2,582,000	0	482,334	4,653	3,492,737
	2022	373,958	0	1,159,710	0	385,751	18,883	1,938,302

VIKAS MEHTA, Chief Operating Officer	2024	440,000	0	3,480,965	0	504,902	3,237	4,429,104
	2023	423,750	0	2,582,000	0	482,334	3,237	3,491,321
	2022	364,583	0	1,159,710	0	385,751	9,487	1,919,531

MICHAEL WATERMAN, Chief Sales Officer	2024	395,000	0	3,480,965	0	503,627	5,229	4,384,820
	2023	366,250	0	2,582,000	0	481,128	5,229	3,434,607
	2022	314,583	0	604,015	0	393,321	5,229	1,317,148

CRAIG ANDERSON,(5) Chief Corporate Development and Strategy Officer	2024	380,000	0	2,532,297	0	436,061	3,237	3,351,595
	2023	377,500	0	1,936,500	0	416,568	3,237	2,733,805

(1)	Salary amounts represent actual amounts paid during the periods reported. See “—Narrative to the Summary Compensation Table—Annual Base Salary” below.

(2)

Amounts reported represent the aggregate grant date fair value of the RSUs granted to our NEOs during the 2024, 2023, and 2022 fiscal years under our 2021 Plan, computed in accordance with ASC Topic 718. The amounts reported for the PSUs granted to the NEOs during the 2024 fiscal year are reported assuming the highest level of performance will be achieved. The assumptions used in calculating the grant date fair value of the RSUs and PSUs reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K.

(3)

The amounts disclosed represent performance bonuses for 2022, 2023, and 2024 presented based on achievement of company performance goals as determined by our Board. See “—Narrative Disclosure to Summary Compensation Table—Annual Performance Bonus Opportunity” below. In the case of 2022, 2023 and 2024, the Compensation Committee determined to pay such amounts in February 2023, February 2024, and March 2025 in the form of RSUs that were vested upon grant.

(4)

Amounts reported for 2024 include: (a) for Mr. Chamoun, (i) long-term disability insurance premiums in the amount of $3,168, and (ii) a cell phone allowance in the amount of $1,200; (b) for Mr. Zerella, (i) long-term disability insurance premiums in the amount of $3,453, and (ii) a cell phone allowance in the amount of $1,200; (c) for Mr. Mehta, (i) long-term disability insurance premiums in the amount of $2,037, and (ii) cell phone allowance in the amount of $1,200; (d) for Mr. Waterman, (i) long-term disability insurance premiums in the amount of $4,029 and (ii) cell phone allowance in the amount of $1,200; and (e) for Mr. Anderson, (i) long-term disability insurance premiums in the amount of $2,037 and (ii) cell phone allowance in the amount of $1,200. In each case, the long-term disability insurance premiums provide additional disability insurance over the coverage provided to our other employees.

(5)	Mr. Anderson was not an NEO in 2022 and, as a result, his compensation information for that year is not included.

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EXECUTIVE COMPENSATION

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

ANNUAL BASE SALARY

Our NEOs receive a base salary to compensate them for services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2024 annual base salary for Mr. Chamoun, Mr. Zerella, Mr. Mehta, Mr. Waterman and Mr. Anderson was $475,000, $440,000, $440,000, $395,000 and $380,000, respectively, which were unchanged from 2023. In establishing salary levels, we consider each NEO’s individual experience, responsibilities and performance and the pay levels of similarly situated executives at comparable companies. None of our NEOs is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

ANNUAL PERFORMANCE BONUS OPPORTUNITY

The Performance Bonus Plan is designed to provide incentives to participating executive officers, including our NEOs, to make important contributions to the Company’s success and to reward such executive officers for their performance. The Performance Bonus Plan provides for bonus payments to each executive officer conditioned upon the achievement of certain performance goals established by the Compensation Committee, which may be corporate performance goals and/or individual performance goals and which may differ for each executive officer. For additional information on the Performance Bonus Plan metrics in 2024, please see “Executive Bonus Goal Setting.” In May 2024, our Board approved the following target annual bonus amounts for each of our NEOs: Mr. Chamoun, 130%; Mr. Zerella, 90%; Mr. Mehta, 90%; Mr. Waterman 100%; and Mr. Anderson, 90%.

The amounts payable under the Performance Bonus Plans relating to 2024 were paid out in RSUs that were vested upon grant on February 23, 2025.

EQUITY-BASED INCENTIVE AWARDS

In May 2024, we granted each of Mr. Chamoun, Mr. Zerella, Mr. Mehta, Mr. Waterman, and Mr. Anderson RSUs, representing a contingent right to receive 295,276 shares, 140,608 shares, 140,608 shares, 140,608 shares, and 105,456 shares, respectively, of our Class A common stock under our 2021 Plan as shown in the table titled “2024 Grants of Plan-Based Awards”. Additionally, in May 2024, we granted each of Mr. Chamoun, Mr. Zerella, Mr. Mehta, Mr. Waterman, and Mr. Anderson PSUs, representing a contingent right to receive 91,705 shares, 60,912 shares, 60,912 shares, 60,912 shares, 40,102 shares, respectively, of our Class A common stock under our 2021 Plan assuming achievement of the Stock Price Condition. The RSUs will vest with respect to one-sixteenth of the RSUs each quarter over a four-year period beginning on July 1, 2024, subject to the NEO’s continuous service with us as of each such date. The PSUs vest over a three-year performance period during which the Stock Price Condition must be met. The vesting schedule is dependent on the year during which the Stock Price Condition is met. If the Stock Price Condition was met within the first year from the date of grant (May 29, 2024), one-third of granted shares will vest on July 1, 2025, and thereafter one-third will vest on each of July 1, 2026, and 2027. If the Stock Price Condition is achieved per the award designation in year 2 following the grant, one-third of the granted shares will vest upon Stock Price Condition achievement, and thereafter one-third will vest on July 1, 2026, and the remainder July 1, 2027. If the Stock Price Condition is achieved per the award designation in year 3 following the grant, two-thirds of the granted shares will vest upon Stock Price Condition achievement, and the remainder will vest on July 1, 2027. None of the PSUs are guaranteed to vest, and the payout may range from 0% to 100%.

Starting in 2022, the year following our IPO, the equity-based compensation for our NEOs was at the low end of similar compensation for our peer group as determined by our independent compensation consultant. In that year our CEO’s base, long-term incentive (LTI) and target total direct comp (TDC) were each at the 10th percentile of the peer group and his target total cash (TTC) was at the 25th percentile. In 2023, the CEO’s base salary was not significantly increased, and remained at the low end of the peer group, and adjustments were made to the equity-based incentives to move the TDC closer towards the mean for our peer group. In 2024, equity-based awards were adjusted to further align with the market and our peer group, PSUs were introduced as long-term, at-risk compensation instead of providing only time-based RSUs, and base salaries for our NEO remained constant at their 2023 levels. The current compensation is more aligned toward the mean for both market and our peer group than in the past, and with the introduction of PSUs is more at-risk than it has been in the past.

EMPLOYMENT ARRANGEMENTS

Each of our NEOs has entered into a confirmatory offer letter and is eligible for participation in both our Severance Plan and our Performance Bonus Plan. For additional information, please see “Agreements with Our NEOs,” above.

2025 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

2024 Grants of Plan-based Awards

The following table sets forth information with respect to plan-based awards granted to our NEOs during the fiscal year ended December 31, 2024.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCKS OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(B)
NAME	GRANT DATE	THRESHOLD ($)	(TARGET) ($)(A)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

George Chamoun	5/29/2024	308,750	617,500	926,250	—	91,705	91,705	295,276	6,562,084

William Zerella	5/29/2024	198,000	396,000	594,000	—	60,912	60,912	140,608	3,480,965

Vikas Mehta	5/29/2024	198,000	396,000	594,000	—	60,912	60,912	140,608	3,480,965

Michael Waterman	5/29/2024	197,500	395,000	592,500	—	60,912	60,912	140,608	3,480,965

Craig Anderson	5/29/2024	171,000	342,000	513,000	—	40,102	40,102	105,456	2,532,297
(a)

The 2024 Performance Bonus Plan included performance goals as follows: threshold of $25 million of Adjusted EBITDA, target of $29 million of Adjusted EBITDA and stretch goal of $37.5 million of Adjusted EBITDA, as well as GAAP revenue goals, with a threshold of $625 million of GAAP revenue, target of $653.4 million of revenue and stretch bonus goal of $673.6 million of revenue. The Adjusted EBITDA threshold is a gate that must be met for any bonus payment to be made. Once the gate has been met, between the threshold and the stretch goals a linear curve is applied with a fifty percent (50%) payout at threshold, one hundred percent (100%) payout at target, and one-hundred and fifty percent payout (150%) at stretch. For more information regarding our Performance Bonus Plan, please see “Executive Bonus Goal Setting” in our Compensation Discussion and Analysis.

(b)

This column shows the grant date fair value, calculated in accordance with ASC Topic 718, of the RSUs and PSUs granted to each NEO during 2024 (excluding RSUs granted pursuant to the Performance Bonus Plan for 2024, which are reflected in the Non-Equity Incentive Plan compensation column of the Summary Compensation Table).

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2024 Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth certain information regarding outstanding equity awards granted to our NEOs that remain outstanding as of December 31, 2024.

		OPTION AWARDS(1)						STOCK AWARDS
NAME	GRANT DATE	NUMBERS OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBERS OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

George Chamoun	3/22/2017	1,763,430	—	0.14	3/21/2027	—		0

	3/22/2017	89,300	—	0.14	3/21/2027	—		0

	2/24/2021					92,812	(3)	$2,004,739

	6/2/2022					40,178	(4)	$867,845

	3/31/2023					262,500	(5)	$5,670,000

	5/29/2024					258,366	(6)	$5,580,706

	5/29/2024								91,705	(8)	$1,980,828

William Zerella	6/2/2022					21,428	(4)	$462,845

	3/31/2023					125,000	(6)	$2,700,000

	5/28/2024					123,032	(7)	$2,657,491

	5/29/2024								60,912	(8)	$1,315,699

Vikas Mehta	2/24/2021					46,406	(3)	$1,002,370

	6/2/2022					21,248	(4)	$462,845

	3/31/2023					125,000	(5)	$2,700,000

	5/28/2024					123,032	(7)	$2,657,491

	5/29/2024								60,912	(8)	$1,315,699

Michael Waterman	10/26/2016	309,503		0.06	10/25/2026	—		0

	8/27/2017	323,189		0.14	8/26/2027	—		0

	2/24/2021					23,203	(3)	$501,185

	6/2/2022					11,161	(4)	$241,078

	3/31/2023					125,000	(5)	$2,700,000

	5/28/2024					123,032	(7)	$2,657,491

	5/29/2024								60,912	(8)	$1,315,699

Craig Anderson	2/24/2021					23,203	(3)	$501,185

	6/2/2022					11,161	(4)	$241,078

	3/31/2023					93,750	(5)	$2,025,000

	5/28/2024					92,274	(7)	$1,993,118

	5/29/2024								40,102	(8)	$866,203

2025 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

(1)

All option awards listed in this table were granted pursuant to the 2015 Plan and were therefore initially redeemable for Class B common stock. At the end of 2024, dual class stock was sunset and all Class B shares became Class A shares. All option awards granted pursuant to the 2015 Plan are now redeemable for Class A common stock.

(2)	Market value is calculated based on the closing price of our Class A common stock on December 31, 2024, which was $21.60, as reported on Nasdaq.
(3)

These RSUs were granted on February 24, 2021, with one-sixteenth of the RSUs vesting each quarter over a four-year period beginning on July 1, 2021, subject to the applicable NEO’s continuous service with us as of each such vesting date.

(4)	These RSUs were granted on June 2, 2022, with one-twelfth of the RSUs vesting each quarter over a three-year period beginning on July 1, 2022 for each NEO.
(5)

These RSUs were granted on March 31, 2023, with one-sixteenth of the RSUs vesting each quarter over a four-year period beginning July 1, 2023 for each NEO subject to the applicable NEO’s continuous service with us as of each such vesting date.

(6)

These RSUs were granted on May 29, 2024, with one-sixteenth of the RSUs vesting each quarter over a four-year period beginning July 1, 2024 subject to the applicable Mr. Chamoun’s continuous service with us as of each such vesting date.

(7)

These RSUs were granted on May 28, 2024, with one-sixteenth of the RSUs vesting each quarter over a four-year period beginning July 1, 2024 for each NEO subject to the applicable NEO’s continuous service with us as of each such vesting date.

(8)

These PSUs were granted on May 29, 2024, and vest over a three-year performance period during which the stock price must reach and maintain the Stock Price Condition. The vesting schedule is dependent on the year during which the Stock Price Condition is met. If the Stock Price Condition was met within the first year from the date of grant (May 29, 2024) one-third of granted shares will vest on July 1, 2025, and thereafter one-third will vest on each of July 1, 2026, and 2027. If the Stock Price Condition is achieved per the award designation in year 2 following the grant, one-third of the granted shares will vest upon Stock Price Condition achievement, and thereafter one-third will vest on July 1, 2026, and the remainder July 1, 2027. If the Stock Price Condition is achieved per the award designation in year 3 following the grant, two-thirds of the granted shares will vest upon Stock Price Condition achievement, and the remainder will vest on July 1, 2027. None of the PSUs are guaranteed to vest, and the payout may range from 0% to 100%.

2024 OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

George Chamoun	—	—	453,418	7,972,900

William Zerella	1,031,239	12,973,039	186,505	3,245,076

Vikas Mehta	206,147	2,707,342	232,442	4,079,463

Michael Waterman	120,000	2,457,359	165,427	2,899,438

Craig Anderson	330,912	5,390,747	144,625	2,532,870

EMPLOYMENT ARRANGEMENTS

Each of our NEOs is an at-will employee. Except as set forth below, we have not entered into any employment agreements or offer letters with our NEOs.

We have entered into confirmatory offer letters with each of our NEOs, which provide for an initial annual base salary and target annual bonus opportunity (subject to the Performance Bonus Plan), each of which is subject to adjustment over time, and standard employee benefits generally available to our employees. We also have entered into an Employee Confidential Information and Inventions Assignment Agreement with each of our NEOs. As discussed under “—Potential Payments upon Termination or Change in Control” below, we have also adopted the Severance Plan, which includes a participation agreement, with each of our NEOs.

2024 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Regardless of the manner in which service terminates, each of our NEOs is entitled to receive certain amounts earned during his term of service, including unpaid salary, as applicable.

Each of our NEOs is eligible to receive payments and benefits under the terms of our Severance Plan, adopted by our Board in March 2021. The Severance Plan provides for severance and/or change in control payments and benefits to our NEOs upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). No amounts are payable under the Severance Plan or in respect of outstanding equity-based awards in the event of an NEO’s termination for cause, voluntary resignation without good reason, or termination due to death or disability. No amounts are payable under outstanding equity awards

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EXECUTIVE COMPENSATION

in the event of a change in control that is not followed by termination of employment unless the acquirer fails to assume outstanding awards.

	INVOLUNTARY TERMINATION WITHOUT CAUSE	RESIGNATION FOR GOOD REASON	CHANGE IN CONTROL TERMINATION WITHOUT CAUSE	CHANGE IN CONTROL RESIGNATION FOR GOOD REASON

George Chamoun

Cash Severance	$475,000	$475,000	$1,638,750	$1,638,750

Continued Benefits	$29,563	$29,563	$42,627	$42,627

Option Acceleration	$—	$—	$—	$—

RSU Acceleration	$—	$—	$14,123,290	$14,123,290

Totals:	$504,563	$504,563	$15,804,667	$15,804,667

William Zerella

Cash Severance	$330,000	$—	$836,000	$836,000

Continued Benefits	$20,338	$—	$24,682	$24,682

Option Acceleration	$—	$—	$0	$0

RSU Acceleration	$—	$—	$5,820,336	$5,820,336

Totals:	$350,338	$—	$6,681,018	$6,681,018

Vikas Mehta

Cash Severance	$330,000	$—	$836,000	$836,000

Continued Benefits	$20,700	$—	$26,410	$26,410

Option Acceleration	$—	$—	$—	$—

RSU Acceleration	$—	$—	$6,822,706	$6,822,706

Totals:	$350,700	$—	$7,685,116	$7,685,116

Michael Waterman

Cash Severance	$296,250	$—	$790,000	$790,000

Continued Benefits	$20,770	$—	$25,258	$25,258

Option Acceleration	$—	$—	$—	$—

RSU Acceleration	$—	$—	$6,099,754	$6,099,754

Totals:	$317,020	$—	$6,915,012	$6,915,012

Craig Anderson

Cash Severance	$285,000	$—	$722,000	$722,000

Continued Benefits	$26,158	$—	$31,970	$31,970

Option Acceleration	$—	$—	$—	$—

RSU Acceleration	$—	$—	$4,760,381	$4,760,381

Totals:	$311,158	$—	$5,514,351	$5,514,351

CHANGE IN CONTROL TERMINATION

Upon a change in control termination (defined as a termination without “cause” within the change in control period, which is three months prior to the closing of a change in control and 12 months after the closing of a change in control (as defined in the 2021 Plan)), each of our NEOs is entitled to a lump sum payment equal to a portion of his or her base salary (18 months for Mr. Chamoun and 12 months for each of the other NEOs), a lump sum payment equal to 150% (for Mr. Chamoun) or 100% (for each of the other NEOs) of his or her target annual cash bonus, payment of COBRA premiums for a specified period of time (up to 18 months for Mr. Chamoun and 12 months for each of the other NEOs) and accelerated vesting of all of our outstanding time-based equity awards. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the NEO’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for any equity awards subject to performance vesting, performance will be deemed to be achieved at the target performance level, unless otherwise provided in individual award documents).

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EXECUTIVE COMPENSATION

REGULAR TERMINATION

Upon a regular termination without “cause” outside of the change in control period, each of our NEOs is entitled to a lump sum payment equal to a portion of his or her base salary (12 months for Mr. Chamoun and nine months for each of the other NEOs) and payment of COBRA premiums for a specified period of time (up to 12 months for Mr. Chamoun and nine months for each of the other NEOs). All severance payments and benefits under the Severance Plan are subject to the NEO’s execution of a release of claims agreement with the Company. Mr. Chamoun is additionally entitled to receive such severance benefits if he resigns for “good reason” outside of the change in control period.

For purposes of the Severance Plan, a “regular termination” is an involuntary termination of employment without “cause” (and not as a result of death or disability) or, with respect to Mr. Chamoun only, a resignation for “good reason,” in any case that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control,” as defined in the 2021 Plan, or the “change in control period.” For purposes of the Severance Plan, a “change in control termination” is an involuntary termination of employment without “cause” (and not as a result of death or disability) or a resignation for good reason, in any case that occurs during the change in control period.

In addition, each of our NEOs’ equity awards is subject to the terms of the 2015 Plan and 2021 Plan, as applicable, and the award agreements thereunder. A description of the vesting provisions of each equity award held by our NEOs, which is outstanding and unvested as of December 31, 2024 is provided above under “—Outstanding Equity Awards at December 31, 2024.”

Our NEOs are not entitled to any benefits other than accrued benefits if they are terminated due to death, disability or retirement.

RETIREMENT, WELFARE AND PERSONAL BENEFITS

We offer our United States employees, including our NEOs, comprehensive health and welfare programs including medical, wellness, dental, vision, disability, life insurance and accidental death and dismemberment protection, in each case on the same basis as with all of our other employees, except as otherwise described above under “Summary Compensation Table.” In addition, we offer a Section 401(k) plan and employee stock purchase plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our shareholders. We do not have any equity compensation plans not approved by our shareholders:

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(3)

Equity plans approved by shareholders	3,882,354	$1.55	32,665,107

Equity plans not approved by shareholders	—	—	—
(1)

Includes the 2015 Plan and the 2021 Plan but does not include future rights to purchase Class A common stock under our 2021 ESPP, which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding RSU or PSU awards, which have no exercise price.
(3)

Includes the 2021 Plan and 2021 ESPP. Stock options or other stock awards granted under the 2015 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan.

The 2021 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5.0% of the total number of shares of Class A common stock outstanding on December 31st of the preceding year; or such lesser number of shares of Class A common stock as determined by our Board prior to

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January 1st of a given year. In addition, the ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of Class A common stock outstanding on December 31st of the preceding year, and (ii) 4,200,000 shares of Class A common stock; or such lesser number of shares of Class A common stock as determined by our Board prior to January 1st of a given year.

Accordingly, on January 1, 2025, the number of shares of Class A common stock available for issuance under the 2021 Plan increased by 8,401,092 shares pursuant to this provision and the number of Class A common stock available for issuance under the ESPP increased by 1,680,218. These increases are not reflected in the table above.

2025 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

2024 CEO PAY RATIO DISCLOSURE
PAY RATIO
Presented below is the ratio of total annual compensation of our CEO to the total annual compensation of our median employee. We believe the ratio is a reasonable estimate in a manner consistent with Item 402(u) of Regulation
S-K
under the Securities and Exchange Act of 1934. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions, and as a result, the pay ratio report herein may not be comparable to the pay ratio reported by other companies.
As determined in accordance with the SEC rules, the fiscal 2024 total annual compensation for our CEO was $7,616,746, as reported in the Summary Compensation Table, and $75,983 for our median employee, and the ratio of these amounts is 100:1.
METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE” AND SUCH EMPLOYEES TOTAL ANNUAL COMPENSATION
To identify the median of the total annual compensation of all our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. As permitted by SEC rules to determine the identity of our median employee, we elected to use the total annual compensation of each employee as of December 31, 2024 as set forth herein.
As of such date we determined that our employee population consisted of approximately 2,713 individuals (of which approximately 93% were located in the United States and 7% were located in jurisdictions outside the United States, and excluding 236 employees as described below in “Adjustments to our Employee Population”). Our employee population consisted of our global workforce of full-time, part-time, seasonal and temporary employees, as described in more detail below.
For these purposes, we used a “total annual compensation” measure consisting of: (i) fiscal 2024 year annualized base pay (salary or gross wages for hourly employees, excluding paid leave), which we annualized for any permanent employees who commenced work during the fiscal year; (ii) target bonus and cash incentives payable for fiscal year 2024 and (iii) the dollar value of equity awards granted in fiscal year 2024. Compensation amounts were determined from our people and payroll systems of record. Payments not made in US dollars were converted to US dollars using the
12-month
average exchange rates for the fiscal year.
ADJUSTMENTS TO OUR EMPLOYEE POPULATION
As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding approximately 236 of our employees, some of which were located in certain jurisdictions outside of the United States, including approximately 40 employees from Ireland. We also excluded approximately 159 employees of a company we acquired during 2024 in a transaction that was consummated on March 8, 2024, referred to in our
10-K
as “the March 13, 2024 acquisition,” and approximately 37 employees of a company we acquired during 2024 in a transaction that was consummated on July 3, 2024. Except for these employees we did not exclude any other employees whether pursuant to the de minimis exception or any other permitted exclusion.
After taking into to account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 2,713 individuals as of December 31, 2024.
PAY VERSUS PERFORMANCE
The following table sets forth the compensation for our CEO and the average compensation for our other named executive officers (“Other NEOs”) for 2022, 2023, and 2024 (each, a “Covered Year”), each as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with rules adopted by the SEC in August 2022. “Compensation actually paid” does not reflect amounts actually realized by our CEO and Other NEOs, and may be higher or lower than the amounts, if any, that are ultimately realized by such individuals. The Compensation Committee did not consider “compensation actually paid”, as defined by the SEC, when making its executive compensation decisions for the Covered Years. Please see the Compensation Discussion and Analysis section in this Proxy Statement for a discussion of the Compensation Committee’s philosophy, objectives, and practices when making executive compensation decisions.
The table below also provides information for each Covered Year on our cumulative total shareholder return (“TSR”) and the cumulative TSR of our peer group (with each such TSR determined for the period commencing on our initial public offering registration date on March 22, 2021 (the “IPO Registration Date”)), our net (loss) income and our Adjusted EBITDA. We selected Adjusted EBITDA as our “most important financial performance measure” used to link “compensation actually paid” to our CEO and Other NEOs to our performance for 2024, because (i) we use this measure to assess our operating performance and the operating

54	ACV AUCTIONS

EXECUTIVE COMPENSATION

leverage in our business and (ii) our annual performance-based bonuses for our CEO and Other NEOs for 2024 were paid out at 128% of the target level based on achieving an Adjusted EBITDA of $36.8 million (after also taking into account GAAP revenue). We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; other (income) expense, net; provision for income taxes; and other one-time,
non-recurring
items, when applicable, such as acquisition-related and restructuring expenses. We used Adjusted EBITDA as the key performance metric for our 2024 annual performance-based bonuses; please see the section of our Compensation Discussion and Analysis entitled “2024 Executive Compensation Program—Annual Performance-Based Bonus Program.”

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
FISCAL YEAR	SCT TOTAL FOR CEO ($)	COMPENSATION ACTUALLY PAID TO CEO ($) (1)(2)	SCT AVERAGE TOTAL FOR OTHER NEOS ($) (3)(5)	AVERAGE COMPENSATION ACTUALLY PAID TO OTHER NEOS ($) (2)(4)	ACV TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN ($) (5)	NET (LOSS) INCOME ($) (6)		ADJUSTED EBITDA ($) (7)

2024	7,616,746	12,428,228	4,149,010	6,228,332	$71	$132	(79.7	)M	28.1	M

2023	6,647,441	11,779,922	3,288,118	6,062,896	$48	$126	(75.3	)M	(18.2	)M

2022	3,290,813	(3,177,416)	1,890,377	(2,353,235)	$26	$76	(102.2	)M	(56.4	)M
1.	The following table shows the adjustments made to the total compensation shown for our CEO, George Chamoun, on the SCT to arrive at “compensation actually paid” as reflected on the table above:

ADJUSTMENTS TO DETERMINE CEO COMPENSATION ACTUALLY PAID	2024

SCT total amount	7,616,746

Less Amounts Reported under “Stock Awards” Column in SCT for the Covered Year	(6,562,085)

Plus Year-End Fair Value of Stock Awards Granted during Covered Year that Remain Unvested as of Year-End	7,222,225

Plus Fair Value on Vesting of Stock Awards Granted during Covered Year that Vested during Covered Year	687,818

Change (positive or negative) in Fair Value from Prior Year-End to Covered Year-End of Stock Awards and Option Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-End	2,550,911

Change (positive or negative) in Fair Value from Prior Year-end to Vesting Date of Stock Awards and Option Awards Granted Prior to Covered Year that Vested during Covered Year	912,613

TOTAL ADJUSTMENTS:	4,811,482

TOTAL COMPENSATION ACTUALLY PAID:	12,428,228
2.
For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of stock option awards and RSUs in accordance with ASC Topic 718 as of the end of the relevant fiscal year, other than the fair values of equity awards that vested in the Covered Year, which are valued as of the applicable vesting date. The valuation assumptions used in the calculation of such amounts are set forth in Note 13—Stock-based Compensation in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.

3.
The Other NEOs for 2021 were Vikas Mehta and Michael Waterman. The Other NEOs for 2022 were William Zerella, Vikas Mehta, Leanne Fitzgerald and Michael Waterman. The Other NEOs for 2023 and 2024 were William Zerella, Vikas Mehta, Michael Waterman and Craig Anderson.

4.	The following table shows the adjustments made to the average of the total compensation shown for the Other NEOs on the SCT to arrive at “compensation actually paid” as reflected on the table above:

ADJUSTMENTS TO DETERMINE AVERAGE OTHER NEO COMPENSATION ACTUALLY PAID	2024

SCT total amount	4,149,010

Less Amounts Reported under “Stock Awards” Column in SCT for the Covered Year	(3,243,798)

Plus Year-End Fair Value of Stock Awards Granted during Covered Year that Remain Unvested as of Year-End	3,488,598

Plus Fair Value on Vesting of Stock Awards Granted during Covered Year that Vested during Covered Year	307,058

Change (positive or negative) in Fair Value from Prior Year-End to Covered Year-End of Stock Awards and Option Awards Granted Prior to Covered Year that were Outstanding and Unvested as of Covered Year-End	1,010,618

Change (positive or negative) in Fair Value from Prior Year-End to Vesting Date of Stock Awards and Option Awards Granted Prior to Covered Year that Vested during Covered Year	516,846

TOTAL ADJUSTMENTS:	2,079,322

TOTAL AVERAGE COMPENSATION ACTUALLY PAID:	6,228,332
5.
TSR shown in this table utilizes the
Nasdaq-100
Technology Sector Index, which is the index included in the stock performance graph required by Item 201(e) of Regulation
S-K
in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024. The comparison assumes $100 was invested in our Class A common stock and in the
Nasdaq-100
Technology Sector Index for the period commencing on our IPO Registration Date and ending on December 31 of each Covered Year. All dollar values assume reinvestment of the pre-tax
value of any dividends paid by

2025 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

companies included in the Nasdaq-100 Technology Sector Index. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.
6.
Reflects “Net (loss) income” for each Covered Year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form
10-K
for each of the Covered Years. For the avoidance of doubt, “Net (loss) income” is a GAAP measure.

7.
Reflects “Adjusted EBITDA” for each Covered Year as set forth in our Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form
10-K
for each of the Covered Years. “Adjusted EBITDA” is a
non-GAAP
measure. A reconciliation of this
non-GAAP
measure to its most comparable GAAP measure can be found in “Appendix
A: Non-GAAP Financial
Measures.”

DISCUSSION OF COMPENSATION ACTUALLY PAID
As reflected in the tables above, changes in the market price of our common stock following the date of grant of an award can have a significant impact on the disclosure of “compensation actually paid” to our CEO and Other NEOs, as calculated pursuant to the SEC rule.
Further, the timing of equity grants may also unintentionally impact the “compensation actually paid” as calculated pursuant to the rule. Changes in the market price of our common stock following the grant date significantly affect “compensation actually paid” in each period.
To assist in understanding these changes in value, the following table shows the price for one share of our Class A common stock as of the IPO Registration Date and the closing price of one share of our Class A common stock on the last trading day of each Covered Year:

	12.31.24	12.31.23	12.31.22	IPO REGISTRATION DATE

Price of our Common Stock	$21.60	$15.15	$8.21	$30.00
In addition, the graph below illustrates the TSR on a fixed $100 investment made as of the IPO Registration Date in shares of our Class A common stock and in the

Nasdaq-100

Technology Sector Index.

Comparison of Cumulative Total Return
Among ACV Auctions Inc. and the Nasdaq-100
Technology Sector Index
$160
$140
$120
$100
$80
$60
$40
$20
$0
03/24/21
06/30/21
09/30/21
12/31/21
03/31/22
06/30/22
09/30/22
12/31/22
03/31/23
06/30/23
09/30/23
12/31/23
03/31/24
06/30/24
09/30/24
12/31/24
ACV Auctions
NASDAQ-100 Technology Sector Index

56	ACV AUCTIONS

EXECUTIVE COMPENSATION

Set forth below are charts illustrating the relationship between (a) the “compensation actually paid” to our CEO and (b) the average “compensation actually paid” to our Other NEOs during each Covered Year and each of:

•	ACV’s cumulative TSR for each Covered Year (commencing with the IPO Registration Date)

•	ACV’s Net (loss) income for each Covered Year

2025 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

•	ACV’s Adjusted EBITDA each Covered Year

MOST IMPORTANT PERFORMANCE MEASURES FOR FYE 2024
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking “compensation actually paid” to our CEO and Other NEOs for the fiscal year ended December 31, 2024 to performance. Only two financial measures are linked to compensation under the Performance Bonus Plan. We believe these performance metrics are the most pertinent to our business model in the dealer wholesale market, which has been susceptible to the volatile environment of the past year, including the reduction in the total addressable market for wholesale vehicles. Despite this volatility, we were able to grow our market share during the 2024 fiscal year. We have seen shareholders place value on progress being made in reducing our Adjusted EBITDA loss, and have aligned our compensation accordingly.

PERFORMANCE MEASURE	WHAT IT MEASURES

Adjusted EBITDA ($)
Our net income (loss), adjusted to exclude: depreciation and amortization, stock-based compensation expense, interest (income) expense, other (income) expense, net, provision for income taxes, and other one-time,
non-recurring
items, when applicable, such as acquisition-related and restructuring expenses

Revenue ($)	Our revenue (determined on a consolidated basis) reported in our audited financial statements

58	ACV AUCTIONS

 PROPOSAL 5: RATIFICATION OF THE APPOINTMENT

 OF ERNST & YOUNG LLP AS OUR INDEPENDENT

 REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholders are being asked to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025. Ernst & Young LLP was engaged as the Company’s independent registered public accounting firm by the Audit Committee and has audited the Company’s financial statements since 2018.

The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of common stock present by virtual attendance or represented by proxy and voting affirmatively or negatively at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

Although ratification is not required by applicable laws, our amended and restated bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value your views on our independent registered public accounting firm. The Audit Committee intends to carefully consider the results of the vote. If the shareholders do not ratify the appointment of Ernst & Young LLP, the committee will reconsider Ernst & Young LLP’s selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our shareholders.

Principal Accountant Fees and Services

The following table presents aggregate fees billed to us by Ernst & Young LLP and its affiliates for the periods set forth below.

	FISCAL YEAR ENDED DECEMBER 31,
	2024	2023
	(IN THOUSANDS)

Audit Fees(1)	$2,664	$2,007

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$2,664	$2,007
(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full Audit Committee at its next scheduled meeting.

2025 PROXY STATEMENT	59

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

60	ACV AUCTIONS

 AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of the Company, including establishing, assessing, and maintaining internal controls and audits of the financial statements of the Company on behalf of the Board. The Company’s management has primary responsibility for the financial statements and for assessing and maintaining effective internal control over financial reporting.

The Audit Committee acts pursuant to a written charter. A copy of the charter is available under the “Corporate Governance” section of the “Investor Relations” page of the Company’s website, www.acvauto.com. The Audit Committee is comprised solely of independent directors as defined by the NYSE listing standards and Rule 10A-3 of the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The Audit Committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to our Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and filed with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors

Eileen Kamerick, Chair

René Jones

Brian Radecki

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of ACV Auctions under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2025 PROXY STATEMENT	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

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 SECURITY OWNERSHIP OF CERTAIN

 BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 2, 2025 by:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person or entity known by us to be beneficial owners of more than 5% of our Class A common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 170,504,190 shares of Class A common stock outstanding as of April 2, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options or RSUs held by the person that are currently exercisable, or would become exercisable, or would vest based on service-based vesting conditions, as applicable, within 60 days of April 2, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o ACV Auctions Inc., 640 Ellicott Street, #321, Buffalo, New York 14203.

	CLASS A COMMON STOCK	% OF TOTAL OUTSTANDING CLASS A STOCK
BENEFICIAL OWNER	NUMBER OF SHARES

5% Shareholders:

The Vanguard Group(1)	14,212,714	8.3%

FMR LLC(2)	12,205,497	7.2%

William Blair Investment Management, LLC(3)	12,099,686	7.1%

BlackRock, Inc.(4)	10,401,406	6.1%

Massachusetts Financial Services CO/MA(5)	8,560,714	5.0%

Directors and Named Executive Officers:

George Chamoun(6)	943,711	●

William Zerella	487,304	●

Vikas Mehta	175,185	●

Michael Waterman(7)	548,749	●

Craig Anderson	85,287	●

Kirsten Castillo(8)	22,656	●

Robert P. Goodman(9)	434,668	●

Brian Hirsch(10)	1,872,026	1.1%

Rene F. Jones (11)	109,239	●

Eileen Kamerick(12)	90,223	●

Brian Radecki(13)	70,340	●

All executive officers and directors as a group (12 persons)(14)	4,943,191	2.9%

●	Indicates beneficial ownership of less than 1% of the total outstanding Class A stock.

2025 PROXY STATEMENT	63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)	The address of the Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. The number of shares held by Vanguard Group is based on their 13-F filing for the period ending December 31, 2024.
(2)

Consists of 12,205,497 shares of Class A common stock held by FMR LLC, certain of its subsidiaries and affiliates and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address for FMR LLC is 245 Summer Street, Boston, MA 02110.

(3)

The address for William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, IL 60606. The number of shares held by William Blair Investment Management, LLC is based on their 13-F filing for the period ending December 31, 2024.

(4)	The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The number of shares held by BlackRock, Inc. is based on their 13-F filing for the period ending December 31, 2024.
(5)

8,560,714 shares of Common Stock consisting of shares beneficially owned by Massachusetts Financial Services Company and/or certain other non-reporting entities according to their 13-F filing for the period ending December 31, 2024. The address for Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, MA 02199.

(6)

Consists of (i) 790,981 shares of Class A common stock held by Mr. Chamoun, and (ii) 152,730 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Chamoun that are currently exercisable or will be exercisable within 60 days of April 2, 2025.

(7)

Consists of (i) 46,057 shares of Class A common stock held by Mr. Waterman, and (ii) 502,692 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Waterman that are currently exercisable or will be exercisable within 60 days of April 2, 2025.

(8)

Consists of 13,417 shares of Class A common stock issuable upon the exercise of stock options held by Ms. Castillo that are currently exercisable or will be exercisable within 60 days of April 2, 2025 and (ii) 9,239 shares of Class A common stock scheduled to vest within 60 days of April 2, 2025.

(9)

Consists of (i) 404,974 shares of Class A common stock held by Mr. Goodman, (ii) 9,239 shares of Class A common stock scheduled to vest within 60 days of April 2, 2025 (ii) 7,392 shares of Class A common stock held by NB Group, LLC, over which Mr. Goodman exercises control, and (iii) 13,063 shares of Class A common stock held by Katama Point LLC, over which Mr. Goodman exercises control. Mr. Goodman, a member of our Board, is a Partner of Bessemer Venture Partners.

(10)

Consists of (i) 465,697 shares of Class A common stock held by Tribeca Venture Fund II New York, L.P., and (ii) 1,397,090 shares of Class A common stock held by Tribeca Venture Fund II, L.P. (together, the “Tribeca Venture Entities”) and (iii) 9,239 shares of Class A common stock scheduled to vest for Mr. Hirsch within 60 days of April 2, 2025. Each of Tribeca Venture Partners II GP, LLC, the general partner of the Tribeca Venture Entities, and Mr. Hirsch, a member of our Board of Directors, and Charles Meakem, the managing partners of Tribeca Venture Partners II GP, LLC, have voting and dispositive power over the shares held by the Tribeca Venture Entities. Mr. Hirsch is a Co-Founder and Managing Partner of Tribeca Venture Partners. The address of each of the Tribeca Venture Entities is 99 Hudson Street, 15th Floor New York, NY 10013.

(11)

Consists of 100,000 shares of Class A common stock issuable upon the exercise of stock options held by Mr. Jones that are currently exercisable or will be exercisable within 60 days of April 2, 2025 and (ii) 9,239 shares of Class A common stock scheduled to vest within 60 days of April 2, 2025.

(12)

Consists of 80,984 shares of Class A common stock issuable upon the exercise of stock options held by Ms. Kamerick that are currently exercisable or will be exercisable within 60 days of April 2, 2025 and (ii) 9,239 shares of Class A common stock scheduled to vest within 60 days of April 2, 2025.

(13)	Consists of (i) 61,101 shares of Class A common stock held by Mr. Radecki and (ii) 9,239 shares of Class A common stock scheduled to vest within 60 days of April 2, 2025.
(14)

Consists of (i) 4,037,934 shares of Class A common stock held by our directors and executive officers including the shares identified in the chart and 103,803 Class A shares of common stock held by Leanne Fitzgerald, and (ii) 905,257 shares of Class A common stock issuable upon exercise of stock options held by our directors and executive officers that are currently exercisable or will be exercisable within 60 days of April 2, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. In 2024, 23 Forms 4 were filed late due to inadvertent administrative delays, mostly related to 2 events that affected most of our Section 16 officers. Based on Company records and other information, we believe that all other SEC filing requirements applicable to our directors and executive officers were complied with for 2024.

64	ACV AUCTIONS

 TRANSACTIONS WITH

 RELATED PERSONS

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Board or our Audit Committee. Any request for us to enter into a transaction in which the amount involved exceeds $120,000 and an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, would have a direct or indirect interest, must be presented to our Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The following is a summary of transactions since January 1, 2024, to which we have been a participant in which:

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of any class of our Class A common stock or Class B common stock at the time of such transaction, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements

Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Employment of Family Member

A brother of George Chamoun, our Chief Executive Officer and a member of our Board, is employed by ACV Auctions. Since January 1, 2024, his annual salary in the role of Director, Business Development was $157,500 until April 1, 2024 when it was increased to $161,043.75. It remained the same through February 25, 2025 when his title changed to Director, Transformational Initiatives and his annual salary was increased to $168,000. As part of Mr. Chamoun’s fiscal 2024 compensation, he also received commissions of $35,000, and an RSU award valued at $19,074.48 at the time of the grant. No other changes have been made to his compensation through March 31, 2025.

Banking Relationship

We maintain a bank account with M&T Bank. René Jones, who is a member of our Board, is the CEO and Chairman of the Board of Directors for M&T. We paid $153,007 in service charge fees to M&T for banking services provided between January 1, 2024 and December 31, 2024, which are in line with the bank’s normal fee structure. Fees between January 1, 2025 and March 31, 2025 have totaled $14,238.

2025 PROXY STATEMENT	65

 HOUSEHOLDING OF PROXY

 MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Some brokers with account holders who are our shareholders may be “householding” our proxy materials. For those shareholders receiving materials in the mail, a single set of proxy materials may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Direct your written request to us via email at ACVAuctionsIR@icrinc.com or by phone at 646-677-1847. Shareholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

 ANNUAL REPORT ON

 FORM 10-K

A copy of our Annual Report on Form 10-K has been posted on the internet along with this Proxy Statement and is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Shareholders can also access this proxy statement and our Annual Report on Form 10-K at investors.acvauto.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is also available without charge upon written request to us via email at ACVAuctionsIR@icrinc.com.

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 ELECTRONIC DELIVERY OF

 FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by email. To enroll in this program, follow the instructions included on your Notice of Internet Availability of Proxy Materials or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save us the cost of printing and mailing documents and will reduce the environmental impact of our annual meetings.

2025 PROXY STATEMENT	67

 QUESTIONS AND ANSWERS

 ABOUT THE MEETING AND

 VOTING

HOW DO I ATTEND THE 2025 ANNUAL MEETING?

The Annual Meeting will be available via live webcast on www.proxydocs.com/ACVA on May 28, 2025 at 4:00 pm Eastern Time. You must register prior to the start of the meeting at the same website. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are making our proxy materials, including this proxy statement and our Annual Report, available on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, Notice was sent to most of our shareholders which will instruct you how to access and review the proxy materials on the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the internet. Electronic copies of this proxy statement and the Annual Report are available at www.proxydocs.com/ACVA.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Shareholders of record of our Class A common stock at the close of business on April 2, 2025, which is the record date, will be entitled to vote at the Annual Meeting. As of the close of business on April 2, 2025, (“the Record Date”), there were 170,504,190 shares of Class A common stock outstanding and entitled to vote.

A list of our shareholders of record as of the close of business on the Record Date is held on www.proxydocs.com/ACVA and will be made available to shareholders during the virtual Annual Meeting.

WHAT CONSTITUTES A “QUORUM” FOR THE MEETING?

A quorum is required for our shareholders to conduct business at the Annual Meeting. A quorum exists if shareholders holding at least a majority of the voting power of the shares of our Class A common stock entitled to vote at the Annual Meeting are present at the Annual Meeting or represented by proxy. Your shares will be counted towards the quorum only if you attend the Annual Meeting virtually, submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), or if you vote online during the Annual Meeting.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD/REGISTERED SHAREHOLDER AND AS A BENEFICIAL OWNER OF SHARES?

Registered Shareholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the shareholder of record with respect to those shares.

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Beneficial Shareholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” through your broker, bank or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend and vote at the Annual Meeting.

HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?

Your vote is important! Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares. You may vote using any one of the methods below. In all cases you should have your 16-digit control number from your Notice of Internet Availability or proxy card available and follow the instructions provided.

INTERNET Before the Annual Meeting by following the instructions on the proxy card	PHONE Call 1-866-425-1701 Toll-free from the U.S. or Canada	MAIL Return the completed and signed proxy card	VIRTUAL ANNUAL MEETING Pre-register and vote online by attending the meeting through www.proxydocs.com/ACVA

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the internet or by telephone, do not return your proxy card.

HOW DO I VOTE IF I AM A BENEFICIAL OWNER OF SHARES?

As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account, but you must provide such instructions by the deadline provided in the materials provided by your broker, bank, or other agent. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may be instructed to obtain a legal proxy from your broker, bank, or other agent and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process for the Annual Meeting.

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. For more information see “How are broker non-votes and abstentions counted?”.

HOW ARE BROKER NON-VOTES AND ABSTENTIONS COUNTED?

A broker non-vote happens when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Ernst & Young) is considered a routine matter. All other proposals are considered “non-routine,” and your broker will not have any discretion to vote on these proposals.

Broker non-votes and abstentions by shareholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, with respect to Proposals one through three, because broker non-votes and abstentions are not votes cast affirmatively or negatively, they will have no effect on the approval of any of those proposals. With respect to Proposal Four, broker non-votes and abstentions will have the effect of votes against the proposal.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS, AND HOW ARE VOTES COUNTED?

For Proposal 1, the two nominees receiving the most “FOR” votes will be elected. For Proposal 2, the proposal must receive “FOR” votes from the holders of at least 66 2/3% of the voting power of the outstanding shares of common stock. For Proposals 3 through 5, the proposal must receive “FOR” votes from the holders of shares representing a majority of the voting power of the outstanding shares of common stock present virtually or represented by proxy and voting affirmatively or negatively.

70	ACV AUCTIONS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, votes “FOR,” “WITHHOLD” and broker non-votes; with respect to Proposals 2, 3,and 4 votes “FOR,” “AGAINST” and abstentions; and, with respect to Proposal 5, votes “FOR,” “AGAINST,” abstentions and broker non-votes.

HOW MAY I OBTAIN A COPY OF ACV’S ANNUAL REPORT ON FORM 10-K?

We make available all of our filings that are filed electronically with the SEC, including Forms 10-K, 10-Q and 8-K available on our website. To access these filings, please go to our website (www.acvauto.com).

HOW DO I CHANGE OR REVOKE MY PROXY?

For Shareholders of Record: If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy by mail, telephone or the internet in the manner described above under “How do I vote if I’m a shareholder of record,” or by attending the Annual Meeting and voting online during the Annual Meeting. Your most recent vote by proxy card, telephone, or internet or your vote online during the Annual Meeting is the one that is counted. Attendance at the Annual Meeting will not by itself revoke an earlier submitted proxy.

For Beneficial Shareholders: If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person virtually.

WHAT HAPPENS IF I CHOOSE NOT TO VOTE OR VOTE WITH A BLANK PROXY CARD?

If you are a shareholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board of Directors: “FOR” the election of each of the two nominees for director named in this Proxy Statement; “FOR” the revisions to our Amended and Restated Certificate of Incorporation proposal related to the Officer Exculpation Revisions; “FOR” the revisions to our Amended and Restated Certificate of Incorporation proposal related to the Reclassification Revisions; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the Annual Meeting, the persons acting as proxies will vote your shares using their best judgment.

WHERE CAN I FIND THE VOTING RESULTS FOR THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

HOW MAY I MAKE PROPOSALS OR NOMINATE A DIRECTOR FOR NEXT YEAR’S MEETING?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 18, 2025, to our Secretary at 640 Ellicott Street, #321, Buffalo, New York 14203, Attention: Secretary.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2026 Annual Meeting of Shareholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on January 28, 2026 nor earlier than the close of business on December 29, 2025. However, if the date of our 2026 Annual Meeting of Shareholders is not between April 26, 2026 and August 6, 2026, to be timely, notice by the shareholder must be received (A) not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting of Shareholders and (B) not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting of Shareholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of shareholder proposals and director nominations.

In addition to satisfying the advance notice provisions in our amended and restated bylaws, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees

2025 PROXY STATEMENT	71

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than March 30, 2026. If the date of the 2026 Annual Meeting of Shareholders changes by more than 30 calendar days from the date of the 2025 Annual Meeting of Shareholders, such notice must instead be provided by the later of 60 calendar days prior to the date of the annual meeting for the 10th calendar day following the public announcement by the Company of the date of the 2026 Annual Meeting of Shareholders.

WHO IS PAYING FOR THE SOLICITATION OF MY PROXY?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, we have engaged Alliance Advisors 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 to help solicit proxies from brokers, banks and other nominee holders of common stock at a cost of $19,000 plus expenses. Our directors and employees may also solicit proxies in person or by telephone and will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

72	ACV AUCTIONS

 OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons acting as proxies to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

LEANNE FITZGERALD Chief Legal Officer and Secretary April 17, 2025

2025 PROXY STATEMENT	73

 APPENDIX B

ELEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACV AUCTIONS INC.

ACV Auctions Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

ONE: The name of this corporation is ACV Auctions Inc. The date of filing of the original certificate of incorporation of this corporation with the Secretary of State of the State of Delaware was December 30, 2014

TWO: This Eleventh Amended and Restated Certificate of Incorporation, which restates and integrates and also further amends the provisions of the corporation’s certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL. This Eleventh Amended and Restated Certificate of Incorporation shall be effective on filing with the Secretary of State of Delaware (the “Effective Time”)

THREE: Pursuant to Sections 242 and 245 of the DGCL, the certificate of incorporation of this corporation, as heretofore amended, is hereby amended, integrated and restated to read in its entirety as follows:

I.

The name of this corporation is ACV Auctions Inc. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, DE, 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Services Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

IV.

A. As of the Effective Time, each share of the Corporation’s Class A Common Stock, par value $0.001 per share outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified (the “Reclassification”) to a share of validly issued, fully-paid and non-assessable Common Stock, par value $0.001 per share (the “Common Stock”) automatically and without any action by the holder thereof upon the Effective Time. The par value of the Common Stock following the Reclassification shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reclassification and the powers, preferences, rights, qualifications, limitations and restrictions of the Common Stock shall be identical to the previously authorized Class A Common Stock, as modified by this Eleventh Amended and Restated Certificate of Incorporation. From and after the Effective Time, the Corporation is authorized to issue two classes of stock designated, respectively, “Common Stock,” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 2,020,000,000, consisting of 2,000,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock, in one or more series, and to fix the number of shares of such series and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors and filed in accordance with the DGCL.

2025 PROXY STATEMENT	B-1

APPENDIX B

C. The number of authorized shares of Common Stock or Preferred Stock, or any series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding plus, if applicable, the number of shares of such class or series reserved for issuance) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Common Stock or Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

D. Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

1. Definitions.

a. “Acquisition” means (A) any consolidation or merger of the Corporation with or into any other Entity, other than any such consolidation or merger in which the stockholders of the Corporation immediately prior to such consolidation or merger continue to hold a majority of the voting power of the surviving Entity in substantially the same proportions (or, if the surviving Entity is a wholly owned subsidiary of another Entity, the surviving Entity’s Parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Corporation is a party in which in excess of 50% of the Corporation’s voting power is transferred or issued; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes as determined in good faith by the Board.

b. “Asset Transfer” means the sale, lease, exclusive license, exchange or other disposition of all or substantially all the assets of the Corporation.

c. “Bylaws” means the bylaws of the Corporation, as amended and/or restated from time to time.

d. “Certificate of Incorporation” means the certificate of incorporation of the Corporation, as amended and/or restated from time to time, including the terms of any certificate of designation of any series of Preferred Stock.

e. “Entity” means any corporation, partnership, limited liability company or other legal entity.

f. “Liquidation Event” means (i) any Asset Transfer or Acquisition in which cash or other property is, pursuant to the express terms of the Asset Transfer or Acquisition, to be distributed to the stockholders in respect of their shares of capital stock in the Corporation or (ii) any liquidation, dissolution and winding up of the Corporation.

g. “Parent” of an Entity means any Entity that directly or indirectly owns or controls a majority of the voting power of the voting securities or interests of such Entity.

2. Rights Relating to Dividends, Subdivisions and Combinations.

a. Subject to the rights of holders of any Preferred Stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis.

b. The Corporation shall not declare or pay any dividend to the holders of Common Stock payable in securities of the Corporation unless the same dividend with the same record date and payment date shall be declared and paid on all shares of Common Stock.

3. Liquidation Rights. In the event of a Liquidation Event, upon the completion of the distributions required with respect to any Preferred Stock that may then be outstanding, the remaining assets of the Corporation legally available for distribution to stockholders, or consideration payable to the stockholders of the Corporation, in the case of an Acquisition constituting a Liquidation Event, shall be distributed on an equal priority, pro rata basis to the holders of Common Stock (and the holders of any Preferred Stock that may then be outstanding, to the extent required by the Certificate of Incorporation, including any certificate of designation with respect to any series of Preferred Stock); provided, however, for the avoidance of doubt, that compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Common Stock.

4. Voting Rights.

a. Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

B-2	ACV AUCTIONS

APPENDIX B

b. Voting Generally. Except as required by applicable law or the Certificate of Incorporation, the holders of Preferred Stock and Common Stock shall vote together and not as separate series or classes. Except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or applicable law.

5. Redemption. The Common Stock is not redeemable.

V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and stockholders, or any class thereof, as the case may be, it is further provided that:

A. Management of the Business. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Subject to any rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B. Board of Directors.

1. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering of Common Stock to the public (the “Initial Public Offering”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as possible, of a number of directors equal to one-third of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

2. Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Removal of Directors.

1. Subject to the rights of any series of Preferred Stock to remove directors elected by such series of Preferred Stock, following the closing of the Initial Public Offering, neither the entire Board of Directors nor any individual director may be removed from office without cause.

2. Subject to any limitations imposed by applicable law and the rights of any series of Preferred Stock to remove directors elected by such series of Preferred Stock, any individual director or the entire Board of Directors may be removed from office with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors.

D. Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock to elect additional directors or fill vacancies in respect of such directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or by the sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation or removal.

2025 PROXY STATEMENT	B-3

APPENDIX B

E. Bylaw Amendments. The Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provisions of the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

F. STOCKHOLDER ACTIONS.

1. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

2. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

VI.

A. The liability of the directors and officers for monetary damages shall be eliminated to the fullest extent permitted under applicable law. In furtherance thereof, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing two sentences shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

B. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a director or officer to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not adversely affect the rights or protections or increase the liability of any person under this Article VI as in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the Corporation; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation, to the Corporation or the Corporation’s stockholders; (C) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws; (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article VII

B-4	ACV AUCTIONS

APPENDIX B

shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the 1933 Act, including all causes of action asserted against any defendant to such complaint.

VIII.

A. Any person or entity holding, owning, or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of the Certificate of Incorporation.

B. The Corporation reserves the right to amend, alter, change or repeal, at any time and from time to time, any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph C. of this Article VIII, and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to the Certificate of Incorporation are granted subject to this reservation.

C. Notwithstanding any other provisions of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or by the Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, shall be required to alter, amend or repeal (whether by merger, consolidation or otherwise), or adopt any provision inconsistent with, Articles V, VI, VII and VIII.

The Corporation has caused this Eleventh Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this [—] day of [—], 2025.

ACV AUCTIONS INC.

By:
Leanne Fitzgerald
Chief Legal Officer

2025 PROXY STATEMENT	B-5

P.O. BOX 8016, CARY, NC 27512-9903

ACV Auctions Inc.

for Stockholders of Record as of April 2, 2025

Wednesday, May 28, 2025 4:00 PM, Eastern Time

Annual meeting to be held virtually via the internet - please visit

www.proxydocs.com/ACVA for more details.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 4:00 PM, Eastern Time, May 28, 2025.

This proxy is being solicited on behalf of the Board of Directors

Internet:

www.proxypush.com/ACVA

●   Cast your vote online

●   Have your Proxy Card ready

●   Follow the simple instructions to record your vote

Phone:

1-866-425-1701

●   Use any touch-tone telephone

●   Have your Proxy Card ready

●   Follow the simple recorded instructions

Mail:

●   Mark, sign and date your Proxy Card

●   Fold and return your Proxy Card in the postage-paid
envelope provided

Virtual:

You must register prior to the meeting to attend the meeting online and/or participate at www.proxydocs.com/ACVA

The undersigned hereby appoints George Chamoun, William Zerella and Leanne Fitzgerald (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ACV Auctions Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

ACV Auctions Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

    FOR EACH NOMINEE FOR DIRECTOR IN PROPOSAL 1, AND FOR PROPOSALS, 2, 3, 4 AND 5

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	Elect two Class I directors:	FOR	WITHHOLD
	1.01 George Chamoun	☐	☐		FOR

	1.02 Robert P. Goodman	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Approve officer exculpation revisions to our Amended and Restated Certificate of Incorporation to limit the liability of officers as permitted by Delaware law;	☐	☐	☐	FOR

3.	Approve reclassification revisions to our Amended and Restated Certificate of Incorporation to account for the automatic conversion of all of our outstanding Class B common stock to Class A common stock effective as of December 31, 2024 and to reclassify each outstanding share of the Company’s Class A common stock into a share of the Company’s common stock;	☐	☐	☐	FOR
4.	Approve, on a non-binding, advisory basis, the compensation of our named executive officers; and	☐	☐	☐	FOR
5.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR

NOTE: Transact such other business as may properly come before the Annual Meeting.

You must register prior to the meeting to attend the meeting online and/or participate at www.proxydocs.com/ACVA.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date